Exhibit 2.3

SECURITIES EXCHANGE AGREEMENT

THIS SECURITIES EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of February 2, 2019 by and among Sport Endurance, Inc., a Nevada corporation which is in the process of reincorporating as Better Choice Company Inc., a Delaware corporation (“BCC”), Trupet LLC, a Delaware limited liability company (“Trupet”), and the holders of the Membership Interests of Trupet whose names are set forth on the signature pages hereto other than BCC (each, a “Trupet Member,” and collectively, the “Trupet Members”). Each of BCC, Trupet and the Trupet Members shall be known individually as a “Party” and collectively as the “Parties.”

WHEREAS, BCC is the owner of certain Trupet Membership Interests; and

WHEREAS, BCC and Trupet have entered into a non-binding letter of intent with respect to a proposed transaction through which BCC shall acquire 100% of the remaining outstanding Membership Interests of Trupet from the Trupet Members in exchange for shares of BCC Common Stock.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINITIONS

1.1     Definitions. For the purposes of this Agreement, capitalized words and terms have the following meanings:

“Action” means any claim, action, cause of action, suit, litigation, arbitration, investigation, audit, assessment, complaint, demand or other legal proceeding (whether sounding in contract, tort or otherwise, whether civil or criminal, and whether brought at law or in equity) that is commenced, brought, conducted, tried or heard by or before, or otherwise involving, any Governmental Authority or arbitration or mediation proceeding.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning contained in the Preamble.

“Balance Sheet” shall have the meaning contained in Section 3.1(r).

“Balance Sheet Date” shall have the meaning contained in Section 3.1(r).

“BCC” shall have the meaning contained in the Preamble.

“BCC Board” shall mean the board of directors of BCC.

“BCC Common Stock” means the common stock, $0.001 par value per share, of BCC.

“BCC Equity Consideration” means: (i) if BCC has not affected a reverse stock split or otherwise does not have sufficient authorized shares of BCC Common Stock, 1,000 shares of Series B Preferred Stock, which are convertible into a number of shares of BCC Common Stock equal to 38.2% as provided in Section 6.4(k); and (ii) if BCC has affected a reverse stock split or otherwise has sufficient authorized BCC Common Stock, a number of shares of BCC Common Stock as provided in Section 6.4(k), in each case subject to any adjustment pursuant to Section 6.3(h).

“BCC Financial Statements” shall have the meaning contained in Section 4.1(r)(2).

“BCC Fundamental Representations” shall mean those representations in Sections 4.1(c) and (e).

“BCC Indemnified Party” shall have the meaning contained in Section 5.7(a)(i).

“BCC IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, permissions and other contracts related to any Intellectual Property (including any right to receive or obligation to pay royalties or any other consideration), whether written or oral, to which BCC is a party, beneficiary or otherwise bound.

“BCC IP Registrations” means all BCC Intellectual Property that is subject to any issuance registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing.

“BCC Material Customers” shall have the meaning contained in Section 4.1(u)(i).

“BCC Material Suppliers” shall have the meaning contained in Section 4.1(u)(ii).

“BCC Representative” shall have the meaning contained in Section 5.7(a)(iii).

“Bloomberg” shall mean Bloomberg, L.P., or any successor.

“Bona Vida” shall have the meaning contained in Section 6.4(i).

“Bona Vida Shareholders” shall have the meaning contained in Section 5.12.

“Business Day” means any day, other than a Saturday, Sunday or other day on which the principal commercial banks in New York, New York are not open for business during normal business hours.

“Change of Control Transaction” means the occurrence of (a) an acquisition by any Person or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock, membership interests or other equity securities of Trupet, by contract or otherwise) of greater than 50% of Trupet’s voting power, (b) a consolidation or merger of Trupet with or into any other Person (whether or not Trupet is the surviving Person), any other business combination, including without limitation a reorganization, recapitalization, share exchange, spin-off or scheme of arrangement, or any other transaction or series of related transactions in which greater than 50% of Trupet’s voting power is transferred through a merger, consolidation, tender offer or similar transaction, (c) the sale, lease, transfer, exclusive license or other disposition or encumbrance of all or substantially all of Trupet’s assets; (d) any event in which a majority of the Trupet Managers, in one or a series of related transactions, are replaced; or (e) the execution by Trupet or the Trupet Members constituting greater than 50% of Trupet’s voting power of an agreement providing for any of the events set forth above in (a), (b), (c) or (d).

“Closing” shall have the meaning contained in Section 2.2(a).

“Closing Date” shall have the meaning contained in Section 2.2(a).

“Closing Working Capital” means: (a) the Current Assets of Trupet, less (b) the Current Liabilities of Trupet excluding any liability with Comerica.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the Internal Revenue Code of 1986, as amended.

“Comerica Loan” shall mean certain Credit Agreement by and between Comerica Bank, Trupet LLC, John M. Word III and Lori R. Taylor, dated as of May 1, 2017, as amended.

“Contract” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral, but in each case solely to the extent legally binding.

“Current Assets” means the aggregate amount of all cash and cash equivalents, accounts receivable, inventory and prepaid expenses (but excluding (a) the portion of any prepaid expense of which BCC will not receive the benefit following the Closing, and (b) deferred Tax assets) that will be amortized or expensed or received in cash within one year from the date as of which such computation is being made, determined in accordance with GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Trupet Financial Statements for the most recent fiscal year end as if such accounts were being prepared and audited as of a fiscal year end.

“Current Liabilities” means the aggregate amount of all Liabilities except those having a maturity date which is more than one year from the date as of which such computation is being made, Trupet, determined in accordance with GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Trupet Financial

Statements for the most recent fiscal year end as if such accounts were being prepared and audited as of a fiscal year end.

“Customizations” shall have the meaning contained in Section 3.1(j)(v)(B).

“Damages” means any loss, Liability, damage, penalty, fine, assessment, order, amount paid in settlement, Tax, fee, cost or expense (whether or not involving a third party Action) including reasonable legal and expert expenses.

“Deferred Compensation Plan” shall have the meaning contained in Section 3.1(k)(vi).

“Disclosure Schedules” means the Disclosure Schedules delivered with this Agreement.

“Disqualification Event” shall have the meaning contained in Section 3.2(g).

“Effective Date” shall initially mean February 2, 2019 and also mean each date upon which a Party delivers Disclosure Schedules, as amended, to another Party.

“EHSR” shall have the meaning contained in Section 3.1(m)(i).

“Employee Benefit Plan” shall mean any employee benefit plan (as defined in Section 3(3) of ERISA, as amended, whether or not subject to ERISA), bonus, profit sharing, compensation, pension, retirement, “401(k),” severance, savings, deferred compensation, fringe benefit, insurance, post-retirement health or welfare benefit, life, stock option, stock purchase, restricted stock, equity compensation, stock appreciation right, restricted stock unit, tuition refund, service award, company car or car allowance, scholarship, housing or living allowances, relocation, disability, accident, sick pay, sick leave, accrued leave, vacation, paid time off, holiday, termination, unemployment, individual employment, consulting, executive compensation, incentive, commission, payroll practices, retention, change in control, non-competition, other plan, agreement, policy, trust fund or arrangement (whether written or unwritten, insured or self-insured) or other agreement or arrangement (whether in writing or otherwise) for which a Party hereto has a liability to any employee(s).

“Employment Agreements” shall have the meaning contained in Section 5.9.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Equity Incentive Plan” shall have the meaning contained in Section 5.10.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FCPA” means the Foreign Corrupt Practices Act, as amended.

“Financing” shall have the meaning contained in Section 6.4(i).

“GAAP” means generally accepted accounting principles.

“General Expiration Date” shall have the meaning contained in Section 5.7(c)(ii).

“Governmental Authority” or “Governmental Authorities” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Indebtedness” means, without duplication, all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services, (c) long or short-term obligations evidenced by notes, bonds, debentures or other similar instruments; (d) obligations under any interest rate, currency swap or other hedging agreement or arrangement; (e) capital lease obligations; (f) reimbursement obligations under any letter of credit, banker’s acceptance or similar credit transactions; (g) guarantees made by or on behalf of any third party in respect of obligations of the kind referred to in the foregoing clauses (a) through (f); and (h) any unpaid interest, prepayment penalties, premiums, costs and fees that would arise or become due as a result of the prepayment of any of the obligations referred to in the foregoing clauses (a) through (g).

“Intellectual Property” means all of the following and similar intangible property and related proprietary rights, interests and protections, however arising, pursuant to the Laws of any jurisdiction throughout the world, including all trademarks, service marks, trade names, brand names, logos, trade dress and other proprietary indicia of goods and services, whether registered or unregistered, and all registrations and applications for registration of such trademarks, including intent-to-use applications, all issuances, extensions and renewals of such registrations and applications and the goodwill connected with the use of and symbolized by any of the foregoing; Internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority; original works of authorship in any medium of expression, whether or not published, all copyrights (whether registered or unregistered), all registrations and applications for registration of such copyrights, and all issuances, extensions and renewals of such registrations and applications; confidential information, formulas, designs, devices, technology, know-how, research and development, inventions, methods, processes, compositions and other trade secrets, whether or not patentable; and designs and inventions, design, plant and utility patents, letters patent, utility models, pending patent applications and provisional applications and all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations and renewals of such patents and applications.

“Interim Period” shall have the meaning contained in Section 5.1(a).

“IRS” means the United States Internal Revenue Service.

“Knowledge” means, with respect to any fact, circumstance, event or other matter in question, (i) with respect to BCC, the actual knowledge of David Lelong or Mike Young: (b) with respect to Trupet, the actual knowledge of Lori Taylor, Anthony Santarsiero or Gustavo Gonzalez, and (c) with respect to a Trupet Member for purposes of Section 3.2, the actual knowledge of such Trupet Member, and, in each case, such knowledge that such person could obtain through reasonable inquiry.

“Law” or “Laws” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Government Authority.

“Lender” shall have the meaning contained in Section 5.4.

“Liability” or “Liabilities” means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

“Lock-Up Agreement” shall have the meaning contained in Section 5.8.

“Lock-Up Securities” shall mean any shares of BCC Common Stock received by a Trupet Member on the Closing Date, and including any shares of BCC Common Stock issued to a Trupet Member pursuant to the Equity Incentive Plan.

“Material Adverse Effect” means, with respect to any Party, a material adverse effect on: (i) the financial condition, results of operations, prospects, assets or Liabilities of such Party and its Subsidiaries taken as a whole; or (ii) the ability of such Party to timely consummate the Agreement on or prior to the Outside Date.

“Membership Interests” shall mean each and every class of security (of any nature) authorized as of the Closing Date including, without limitation, common stock, preferred stock, options, warrants, and other convertible securities.

“November Investors” shall have the meaning contained in Section 5.12.

“OFAC” shall have the meaning contained in Section 3.1(z).

“OFAC Lists” shall have the meaning contained in Section 3.1(z).

“Outside Date” shall mean May 1, 2019.

“Party” or “Parties” shall have the meaning contained in the Preamble.

“PCAOB” means the Public Company Accounting Oversight Board, or any successor entity.

“Person” means any individual, group, organization, corporation, partnership, joint venture, limited liability company, trust or entity of any kind.

“Permitted Disposition” shall include the following: (i) transfers of Lock-Up Securities to a trust for the benefit of the undersigned or as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member of the undersigned (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); or (ii) transfers of Lock-Up Securities to a charity or educational institution; provided that in the case of any transfer pursuant to the foregoing clauses (i) or (ii), (A) any such transfer shall not involve a disposition for value; and (B) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made.

“Permitted Encumbrances” means: (i) Encumbrances securing Taxes, the payment of which (A) is not delinquent or (B) is actively being contested in good faith by appropriate proceedings diligently pursued and is appropriately reserved for; (ii) Encumbrances imposed by Laws, such as carriers’, warehousemen’s and mechanics’ liens, and other similar liens arising in the ordinary course of business which secure payment of obligations arising in the ordinary course of business (and constituting current liabilities) not more than 60 days past due or which are being contested in good faith by appropriate proceedings diligently pursued and is appropriately reserved for; and (iii) purchase money security interests in the ordinary course of business.

“Preferred Stock” shall have the meaning contained in Section 4.1(e).

“Pro Rata Share” shall mean the number of shares of BCC Common Stock received by a Trupet Member on the Closing Date divided by the total number of shares of BCC Common Stock received by all Trupet Members on the Closing Date.

“Products” means all proprietary products and services of Trupet that are currently being, or at any time in the past two years have been, created, manufactured, offered for sale, licensed, sold, supplied, distributed or otherwise made available in any manner by or on behalf of a Party.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“SEC” shall mean the Securities and Exchange Commission.

“SEC Documents” shall have the meaning contained in Section 4.1(r)(i).

“Secondary Shares” shall have the meaning contained in Section 5.1(a)(viii).

“Series A Preferred Stock” shall have the meaning contained in Section 4.1(e).

“Series B Preferred Stock” shall have the meaning contained in Section 4.1(e).

“Series E Preferred Stock” shall have the meaning contained in Section 4.1(e).

“Significant Trupet Member” shall mean J&L Holdings and Cambridge Capital.

“Subsidiary” when used with respect to any Person, means any corporation or other organization, whether incorporated or unincorporated, of which: (i) at least a majority of the capital stock or other equity interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person (through ownership of securities, by contract or otherwise); or (ii) such Person or any subsidiary of such Person is a general partner of any general limited partnership or a manager of any limited liability company.

“Tax” or “Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, value added or similar tax, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Authority” means the IRS or any other Governmental Authority responsible for the administration of any Tax.

“Tax Return” or “Tax Returns” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof to be filed on or before the Closing Date.

“Third Party Indemnified Party” shall have the meaning contained in Section 5.7(b)(i).

“Third Party Indemnifying Party” shall have the meaning contained in Section 5.7(b)(i).

“Transaction Documents” shall mean this Agreement and all other Contracts, agreements or other documents arising out of or relating to the transactions contemplated by this Agreement.

“Trupet” shall have the meaning contained in the Preamble.

“Trupet Data Room” shall mean that drop box established by Trupet into which information has been provided by Trupet to which BCC has been provided access.

“Trupet Exchange Consideration” shall have the meaning contained in Section 2.1(a).

“Trupet Executives” shall mean Lori Taylor, Anthony Santarsiero, Gustavo Gonzalez, Will Mullis and Michele Ruble.

“Trupet Financial Statements” shall have the meaning contained in Section 3.1(r).

“Trupet Fundamental Representations” shall mean those representations in Sections 3.1(c) and (e).

“Trupet Indemnified Party” shall have the meaning contained in Section 5.7(a)(ii).

“Trupet IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, permissions and other contracts related to any Intellectual Property (including any right to receive or obligation to pay royalties or any other consideration), whether written or oral, to which Trupet is a party, beneficiary or otherwise bound.

“Trupet IP Registrations” means all Trupet Intellectual Property that is subject to any issuance registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing.

“Trupet Managers” shall mean a majority of the Board of Managers of Trupet.

“Trupet Material Customers” shall have the meaning contained in Section 3.1(u)(i).

“Trupet Material Suppliers” shall have the meaning contained in Section 3.1(u)(ii).

“Trupet Member” or “Trupet Members” shall have the meaning contained in the Preamble.

“Trupet Member Representative” shall mean Lori Taylor.

“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by BCC and the Trupet Representative. If BCC and the Trupet Representative are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 20. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

“WARN Act” shall have the meaning contained in Section 3.1(v)(2).

ARTICLE II

SHARE EXCHANGE

2.1     Exchange of Securities. Subject to the terms and conditions set forth in this Agreement, at the Closing:

(a)     the Trupet Members will sell, convey, transfer and assign to BCC, free and clear of all Encumbrances or known claims of any kind, nature or description, 93.3% of the issued and outstanding Membership Interests of Trupet on a fully diluted basis (the “Trupet Exchange Consideration”), in the individual amounts as set forth opposite each respective Trupet Member’s name on Schedule 2.1(a) hereto; and

(b)     BCC will sell, convey, transfer and assign to the Trupet Members, free and clear of all Encumbrances or known claims of any kind, nature or description, the BCC Equity Consideration, in the individual percentages as set forth opposite each respective Trupet Member’s name on Schedule 2.1(b); and

(c)     In the event the Trupet Members receive shares of Series B Preferred Stock as the BCC Equity Consideration, such Series B Preferred Stock shall automatically convert into shares of BCC Common Stock on the date upon which BCC affects a reverse stock split or otherwise has sufficient authorized BCC Common Stock to issue to the Trupet Members the amounts of BCC Common Stock set forth on Schedule 2.1(b).

2.2     Closing.

(a)     The closing of the transactions contemplated hereby (the “Closing”) will take place on the first Business Day on or after which all of the conditions in Article VI have been satisfied, unless another time or date is agreed to by BCC and Trupet (the “Closing Date”). The Closing shall take place electronically or at such location as BCC and Trupet shall mutually agree.

(b)     The Closing shall occur only if each condition set forth in Article VI hereof has either been satisfied or waived, in writing, by the Party for whose benefit such condition exists.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF
TRUPET AND THE TRUPET MEMBERS

3.1     Representations and Warranties of Trupet. Trupet represents and warrants to BCC that the statements contained in this Section 3.1 are true and correct as of the date hereof and will be true and correct as of the Closing Date, except as modified by the Disclosure Schedules of Trupet attached to this Agreement, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein only to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules or to the extent that such qualification is reasonably apparent. Such representations and warranties are qualified by Knowledge where so specified and are qualified in all respects by what is known by BCC. Provided, however, what is in the Trupet Data Room shall not be construed to mean that it is known by BCC.

(a)     Subsidiaries. Each of the Subsidiaries of Trupet as of the date of this Agreement and its place of organization is set forth on Schedule 3.1(a). All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of Trupet that is owned directly or indirectly by Trupet have been validly issued, were issued free of pre-emptive rights, are fully paid and non-assessable, and are free and clear of all Encumbrances, including any restriction on the right to vote, sell, or otherwise dispose of such capital stock or other equity or voting interests, except for Permitted Encumbrances or any Encumbrances: (i) imposed by applicable securities Laws; or (ii) arising pursuant to the organizational or charter documents of any non-wholly-owned Subsidiary of Trupet. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, Trupet does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

(b)     Organization and Qualification. Trupet and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither Trupet nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of Trupet and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no Action has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)     Authorization; Enforcement. Trupet has the requisite limited liability company power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by Trupet and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Trupet and each Trupet Member and no further action is required by Trupet, its managers or the Trupet Members in connection herewith or therewith, except for resignations of the Trupet Managers to be delivered at the Closing. This Agreement and each other Transaction Document to which Trupet is a party has been (or upon delivery will have been) duly executed by Trupet and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of Trupet enforceable against Trupet in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable Law.

(d)     No Conflicts. The execution, delivery and performance by Trupet of this Agreement and the other Transaction Documents to which it is a party, the exchange of the Securities and the consummation by Trupet of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of Trupet’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Encumbrance upon any of the properties or assets of Trupet or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Trupet or Subsidiary debt or otherwise) or other understanding to which Trupet or any Subsidiary is a party or by which any property or asset of Trupet or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any Law or other restriction of any court or Governmental Authority to which Trupet or a Subsidiary is subject (including federal and state securities Laws), or by which any property or asset of Trupet or a

Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)     Ownership of Trupet Membership Interests. The Membership Interests of Trupet set forth on Schedule 3.1(e) constitute all of the issued and outstanding equity interests in Trupet as of the date hereof, and such Membership Interests are owned of record by the applicable Trupet Members listed on Schedule 3.1(e). The Membership Interests listed on Schedule 3.1(e) constitute all of the interests in and to Trupet that are held by each Trupet Member. There exist no rights to purchase, subscriptions, warrants, options, conversion rights, preemptive rights or similar rights, and there are no outstanding equity, appreciation, phantom interest, profits participation or other benefit plans relating to the Membership Interests of Trupet. All issued and outstanding Membership Interests of Trupet are: (i) duly authorized, validly issued, fully paid and non-assessable; (ii) not subject to any preemptive rights created by statute, the Trupet organizational documents, or any agreement to which Trupet is a party; and (iii) free of any Encumbrances created by Trupet in respect thereof or by any third party. All issued and outstanding Membership Interests of Trupet were issued in compliance with applicable Law.

(f)     Certain Fees. Except as disclosed on Schedule 3.1(f), no brokerage, finder’s fees, commissions or due diligence fees are or will be payable by Trupet to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to this Agreement or the transactions contemplated hereby other than fees to counsel and auditors. BCC shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(f) that may be due in connection with this Agreement or the transactions contemplated hereby.

(g)     Litigation. Except as disclosed on Schedule 3.1(g), there are no Actions pending or, to the Knowledge of Trupet, threatened by or against Trupet involving more than, individually or in the aggregate, $25,000. There is no Action pending or, to the Knowledge of Trupet, threatened against or affecting Trupet before or by any Governmental Authority which: (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the issuance of the Trupet Exchange Consideration or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither Trupet nor any officer, director or manager thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities Laws or a claim of breach of fiduciary duty. There has not been, and to the Knowledge of Trupet there is not pending or contemplated, any investigation by the SEC or any other Governmental Authority involving Trupet or any current or former officer, director manager of Trupet.

(h)     Bad Actors. No “covered person” of Trupet (as such term is defined in Rule 506(d) of Regulation D of the Securities Act) is subject to any disqualification under Rule 506(d) of Regulation D of the Securities Act.

(i)     Compliance with Laws.

(i)     To its Knowledge, Trupet and its Subsidiaries are in material compliance with all applicable Laws, rules, regulations, and policies administered or enforced by the United States Food & Drug Administration (the “FDA”), the U.S. Drug Enforcement

Administration, and any other Governmental Authority that regulates the development of Trupet’s Products, including, without limitation, relating to anti-kickback sales and marketing practices, off-label promotion, government health care program price reporting, good clinical practices, good manufacturing practices, good laboratory practices, advertising and promotion, pre- and post-marketing adverse drug experience and adverse drug reaction reporting, and all other pre- and post-marketing reporting requirements, as applicable. Trupet and its Subsidiaries have not received notice of any pending or threatened claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from the FDA or any other applicable Governmental Authority alleging that any operation or activity of the Company or any Subsidiary is, or has been, in violation of any applicable Law.

(ii)     Subject to Section 3.1(i)(i),Trupet has complied and is currently in compliance with all applicable federal, state, local, foreign or other Laws, except for any instance of non-compliance that has not had, and would not reasonably be expected to have, a Material Adverse Effect. Trupet has all permits, licenses and franchises from governmental agencies required to conduct its businesses as now being conducted, except for those the absence of which has not had, or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Trupet.

(iii)     Neither Trupet nor any of its officers, directors, managers, employees or agents has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA, including, without limitation, offered, paid, promised to pay or authorized the payment of any money or offer, gift, promise to give, or authorized the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and Trupet has conducted its business in compliance with the FCPA.

(iv)     Neither Trupet nor any of its officers, directors, managers, employees or agents has taken any action, directly or indirectly, that would result in a violation by such Persons of other United States Laws, including, without limitation, offered, paid, promised to pay or authorized the payment of any money or offer, gift, promise to give, or authorized the giving of anything of value to (A) any official or any government of the United States or any state or local instrumentality or (B) any corporation, limited liability company or other entity.

(j)     Intellectual Property.

(i)     Schedule 3.1(j)(i) lists all: (A) Trupet IP Registrations; and (B) Trupet Intellectual Property that is not registered but that is material to Trupet’s business or operations. All required filings and fees related to Trupet IP Registrations have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all Trupet IP Registrations are otherwise in good standing. To the Knowledge of Trupet, there are no facts or circumstances that would render any Trupet IP Registrations invalid or unenforceable. To the Knowledge of Trupet, there has been no misrepresentation or failure to disclose, any fact or circumstances in any application for any Trupet IP Registrations that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any Trupet IP Registrations.

(ii)     Schedule 3.1(j)(ii) lists all Trupet IP Agreements that are material to Trupet’s business as it presently is being conducted. Trupet has made available to BCC true and complete copies of all such Trupet IP Agreements, including all modifications, amendments and supplements thereto and waivers thereunder. Each Trupet IP Agreement is valid and binding on Trupet in accordance with its terms and is in full force and effect. Neither Trupet, nor, to its Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of breach or default of or any intention to terminate, any Trupet IP Agreement.

(iii)     Except as disclosed on Schedule 3.1(j)(iii), Trupet is the sole and exclusive legal and beneficial, and with respect to Trupet’s IP Registrations, record, owner of all right, title and interest in and to Trupet’s Intellectual Property, or has the valid right to use all other Intellectual Property used in or necessary for the conduct of Trupet’s current business or operations, in each case, free and clear of Encumbrances other than Permitted Encumbrances.

(iv)     Since its inception, Trupet has entered into binding, written agreements with every current and former employee and with every current and former independent contractor, whereby such employees and independent contractors (A) assign to Trupet any ownership interest and right they may have in Trupet’s Intellectual Property; and (B) acknowledge Trupet’s exclusive ownership of Trupet’s Intellectual Property. Trupet provided BCC with true and complete copies of all such agreements.

(v)     Trupet Products. To its Knowledge,

(A)     Schedule 3.1(j)(v)(A) identifies all Trupet’s Intellectual Property and all Intellectual Property licensed to Trupet under a Trupet IP Agreement and that are: (1) used in the development, maintenance, use or support of such Trupet Product, (2) incorporated in or distributed or licensed with such Trupet Product in any manner for use in connection with such Trupet Product, or (3) used to deliver, host or otherwise provide services with respect to such Trupet Product, (except for non-customized, off-the-shelf software that is commercially available pursuant to shrink-wrap, click-through or other standard form agreements or with an annual license fee or replacement value of less than $10,000).

(B)     Except as set forth on Schedule 3.1(j)(v)(B), all Trupet Products are fully transferable, alienable or licensable by Trupet without restriction and without payment of any kind to any third party. Trupet has not transferred ownership of, or granted any exclusive license of (or exclusive right to use), or authorized the retention of any exclusive rights to use or joint ownership of, any Trupet Product or any related software or other Intellectual Property to any other Person. Except as set forth on Schedule 3.1(j)(v)(B), Trupet is not subject to any Trupet IP Agreement (other than with respect to current customers pursuant to Trupet’s standard form of customer agreement entered into in the ordinary course of business) that includes any unperformed obligations that require Trupet to develop any Product or other Intellectual Property, including any enhancements or customizations that are part of or used in connection with existing Trupet Products (collectively, “Customizations”), and Trupet owns and will continue to own all right, title and interest in and to all such Customizations developed by Trupet.

(C)     Except as set forth on Schedule 3.1(j)(v)(C), since January 1, 2017, there have been no Actions by any Governmental Authority instituted or, to the Knowledge of Trupet or any of its Subsidiaries threatened, that seek the recall of any Trupet Product or the revocation or suspension of any regulatory license or approval necessary to manufacture, supply, wholesale, sell or offer for sale any Trupet Product.

(k)     Benefit Plans. Except as set forth on Schedule 3.1(k), Trupet has not adopted any Employee Benefit Plans.

(i)     Each such benefit plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such benefit plan and the terms of any applicable collective bargaining agreement and complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable Laws.

(ii)     All required reports and descriptions (including Form 5500 annual reports, summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each such benefit plan. The requirements of COBRA have been met with respect to each such benefit plan.

(iii)     All contributions (including all employer contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by ERISA and the Code to each such benefit plan that is an employee pension benefit plan under ERISA §3(2) and all contributions for any period ending on or before the Closing Date that are not yet due have been made to each such benefit plan or accrued in accordance with the past custom and practice of Trupet. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such benefit plan that is an employee welfare benefit plan under ERISA §3(1).

(iv)     Each such benefit plan that is intended to meet the requirements of a “qualified plan” under Code §401(a) has received a determination from the Internal Revenue Service that such benefit plan is so qualified, and nothing has occurred since the date of such determination that could adversely affect the qualified status of any such benefit plan. All such benefit plans have been timely amended for all such requirements and have been submitted to the Internal Revenue Service for a favorable determination letter within the latest applicable remedial amendment period.

(v)     There have been no prohibited transactions with respect to any such benefit plan. To the Knowledge of Trupet, no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such benefit plan. No Action with respect to the administration or the investment of the assets of any such benefit plan (other than routine claims for benefits) is pending or, to the Knowledge of Trupet, threatened.

(vi)     To the Knowledge of Trupet (i) no Employee Benefit Plan is a nonqualified deferred compensation plan within the meaning of Section 409A(d)(1) of the Code

(each such Employee Benefit Plan, a “Deferred Compensation Plan”); (ii) each Deferred Compensation Plan satisfies the requirements to avoid the consequences set forth in Section 409A(a)(1) of the Code; and (iii) Trupet has not (a) granted to any person an interest in any Deferred Compensation Plan which interest has been or, upon the lapse of a substantial risk of forfeiture with respect to such interest, will be subject to the additional tax (including interest) imposed by Section 409A(a)(1)(B) or (b)(4)(A) of the Code, or (b) granted to any person an interest in any Deferred Compensation Plan which interest has or will be subject to the Tax imposed by Section 409A(a)(1)(B) or (b)(4)(A) of the Code, or (c) modified the terms of any Deferred Compensation Plan in a manner that could cause an interest previously granted under such plan to become subject to the additional tax (including interest) imposed by Section 409A(a)(1)(B) or (b)(4) of the Code.

(l)     Tax Matters. Except as set forth on Schedule 3.1(l), to Trupet’s Knowledge:

(i)     Trupet and each of its Subsidiaries has timely filed all Tax Returns that it was required to file under applicable Laws and regulations (after giving effect to any filing extension properly granted by a Governmental Authority having the authority to do so). All such Tax Returns were correct and complete in all material respects and were prepared in substantial compliance with all applicable Laws and regulations. All Taxes due and owing by Trupet and each of its Subsidiaries have been paid, except for amounts that are being contested in good faith.

(ii)     There are no Encumbrances for Taxes (other than Taxes not yet due and payable) on any of the assets of Trupet or its Subsidiaries.

(iii)     Neither Trupet nor and any of its Subsidiaries has entered into any agreement with any Tax Authority to extend the period of limitations for any Taxes. No audit or other examination of the Company or any of its Subsidiaries is currently pending or has been threatened in writing, and no Tax deficiency has been asserted or threatened in writing against Trupet or any of its Subsidiaries.

(iv)     Trupet is classified as a partnership for U.S. federal income tax purposes.

(m)     Environmental, Health and Safety Matters.

(i)     To its Knowledge, Trupet has been and is in compliance with all Environmental, Health and Safety Requirements pertaining to its business, properties and assets (the “EHSR”), other than such instances of non-compliance which, individually or in the aggregate, will not have a Material Adverse Effect.

(ii)     To its Knowledge, without limiting the generality of the foregoing, Trupet has obtained and is in compliance with, all permits, licenses and other authorizations that are required pursuant to all EHSR for the occupation of its facilities and the operation of its business.

(iii)     Trupet has not received any written or oral notice, report or other information regarding any actual or alleged violation of any EHSR, or any Liabilities, including any investigatory, remedial or corrective obligations, relating to any of its facilities arising under any EHSR.

(n)     Contracts. Schedule 3.1(n) lists the following Contracts and other agreements to which Trupet is a party:

(i)     any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per annum;

(ii)     any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will: (A) extend over a period of more than one year; (B) result in a material loss to Trupet; or (C) involve consideration in excess of $25,000;

(iii)     any agreement concerning a partnership or joint venture;

(iv)     any material agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any Indebtedness for borrowed money, or any capitalized lease obligation, in excess of $25,000 or under which it has imposed a security interest on any of its assets, tangible or intangible;

(v)     any agreement concerning confidentiality or noncompetition other than with clients and vendors in the ordinary course of business;

(vi)     any profit sharing, unit option, unit purchase, unit appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former managers, directors, officers, or employees;

(vii)     any collective bargaining agreement;

(viii)     any agreement other than on an employment-at-will basis for the employment of any individual on a full-time, part-time, consulting, or other basis or providing severance benefits, if the amount payable after January 1, 2019 exceeds $50,000;

(ix)     any agreement under which it has advanced or loaned any amount of money to any of its managers, directors, officers or employees outside the ordinary course of business;

(x)     any agreement under which the consequences of a default or termination may have a Material Adverse Effect on Trupet; or

(xi)     any other agreement (or group of related agreements) the performance of which involves consideration in excess of $25,000.

(xii)     Trupet has delivered to BCC a correct and complete copy of each written Contract listed on Schedule 3.1(n). With respect to each such Contract: (i) the Contract is legal, valid, binding, enforceable, and in full force and effect; (ii) Trupet has not received written notice from the counterparty that it is in breach or default; and (iii) no party has repudiated any provision of such agreement.

(o)     Title to Assets; Real Property.

(i)     Trupet has good and valid (and, in the case of owned real property, good and marketable fee simple) title to, or a valid leasehold interest in, all real property and personal property and other assets reflected in the Trupet Financial Statements or acquired after the Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Balance Sheet Date. All such properties and assets (including leasehold interests) are free and clear of Encumbrances except for Permitted Encumbrances.

(ii)     Schedule 3.1(o)(ii) lists: (A) the street address of each parcel of real property; (B) if such property is leased or subleased by Trupet, the landlord under the lease, the rental amount currently being paid, and the expiration of the term of such lease or sublease for each leased or subleased property; and (C) the current use of such property. With respect to leased real property, Trupet has delivered or made available to BCC true, complete and correct copies of any leases affecting the real property. Trupet is not a sublessor or grantor under any sublease or other instrument granting to any other Person any right to the possession, lease, occupancy or enjoyment of any leased real property. The use and operation of the real property in the conduct of Trupet’s business does not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit or agreement. There are no Actions pending nor, to the Knowledge of Trupet, threatened against or affecting the real property or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain proceedings.

(iii)     Condition and Sufficiency of Assets. The assets of Trupet reflected in the Balance Sheet or acquired after the date thereof (but excluding inventory sold since the date thereof in the ordinary course of business) are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such assets is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost, except for obsolete assets that are not material to the business of Trupet. The assets of Trupet owned, leased or licensed by Trupet comprise all of the assets, properties and rights of every type and description, whether real or personal, tangible or intangible, used in the conduct of the business of Trupet and are sufficient for the continued conduct of Trupet’s business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the business of Trupet as currently conducted.

(p)     Guarantees. Trupet is not a guarantor or otherwise is liable for any liability or obligation (including Indebtedness) of any other Person.

(q)     Insurance. With respect to each insurance policy of Trupet which is presently in effect: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) to the Knowledge of Trupet, neither it nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices); and (iii) no party to the policy has repudiated any provision thereof.

(r)     Financial Statements. Trupet has delivered to BCC unaudited balance sheets, statements of profit and loss and cash flow statements for the periods from January 1 through December 31, 2017 and 2018 (the “Trupet Financial Statements”). To its Knowledge, the Trupet Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, subject to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes. The balance sheet of Trupet as of December 31, 2018 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date”. To its Knowledge, Trupet maintains a standard system of accounting established and administered in accordance with GAAP. To its Knowledge, the Trupet Financial Statements have been prepared based on information derived from the books and records of Trupet and present fairly the financial condition, results of operations, changes in financial position of Trupet, and member’ equity at the dates and for the periods indicated, do not contain any untrue statements or omit to state any material fact necessary to make the Trupet Financial Statements not misleading, and have been prepared in conformity with GAAP consistently applied.

(s)     Absence of Certain Changes, Events and Conditions. Except as set forth on Schedule 3.1(s), since the Balance Sheet Date: (i) Trupet and each Trupet Subsidiary has conducted its business in all material respects in the ordinary course consistent with past practice, (ii) there has not been any Material Adverse Effect, and (iii) no actions have been taken by Trupet or any Trupet Subsidiary which, if such actions were taken after the date hereof and prior to Closing, would be in violation of Section 5.2.

(t)     Undisclosed Liabilities. Except as set forth in the Trupet Financial Statements or Schedule 3.1(t), to its Knowledge, Trupet has no Liabilities (absolute, accrued, contingent or otherwise) other than (i) Liabilities included in the Most Recent Financial Statements, (ii) Liabilities of a nature not required to be disclosed on a balance sheet or in the notes to financial statements prepared in accordance with GAAP, (iii) normal or recurring Liabilities in the ordinary course of business consistent with past practice which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Trupet, and (iv) Liabilities under this Agreement.

(u)     Customers and Suppliers.

(i)     To its Knowledge, Schedule 3.1(u)(i) sets forth: (A) each customer who has paid aggregate consideration to Trupet for goods or services rendered in an amount greater than or equal to $10,000 for each of the two most recent fiscal years (collectively, the “Trupet Material Customers”); and (B) the amount of consideration paid by each Trupet Material Customer during such periods. Except as provided on Schedule 3.1(u)(i), Trupet has not received any notice, and to its Knowledge it has no reason to believe, that any Trupet Material Customers has ceased, or intends to cease after the Closing, to use its goods or services or to otherwise terminate or materially reduce its relationship with Trupet.

(ii)     Schedule 3.1(u)(ii) sets forth (a) each supplier to whom Trupet has paid consideration for goods or services rendered in an amount greater than or equal to $10,000 for each of the two most recent fiscal years (collectively, the “Trupet Material Suppliers”); and (b) the amount of purchases from each Trupet Material Supplier during such periods. Trupet has not received any notice, and to its Knowledge has no reason to believe, that any Trupet Material

Suppliers has ceased, or intends to cease, to supply goods or services to Trupet or to otherwise terminate or materially reduce its relationship with Trupet.

(v)     Employees.

(i)     With respect to the business of Trupet, except as set forth on Schedule 3.1(v)(i):

(A)     there is no collective bargaining agreement or relationship with any labor organization;

(B)     no labor organization or group of employees has filed any representation petition or made any written or oral demand for recognition;

(C)     to the Knowledge of Trupet, no union organizing or decertification efforts are underway or threatened and no other question concerning representation exists;

(D)     no labor strike, work stoppage, slowdown, or other material labor dispute has occurred, and none is underway or, to the Knowledge of Trupet, threatened;

(E)     there is no workmen’s compensation liability, experience or matter outside the Ordinary Course of Business;

(F)     there is no employment-related charge, complaint, grievance, investigation, inquiry or obligation of any kind, pending or threatened in any forum, relating to an alleged violation or breach by Trupet (or its employees, officers or directors) of any law, regulation or contract; and

(G)     there are no employment contracts or severance agreements with any employees of Trupet; and

(H)     there are no written personnel policies, rules, or procedures applicable to employees of Trupet.

(ii)     With respect to this transaction, any notice required under any Law or collective bargaining agreement has been given, and all bargaining obligations with any employee representative have been, as of the Closing Date, satisfied. Within the past five most recent fiscal years, Trupet not has not implemented any layoff of employees that could implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar foreign, state, or local law, regulation, or ordinance (collectively, the “WARN Act”), and no such action will be implemented without advance notification to BCC.

(iii)     No employment agreement of Trupet contains any severance, change of control or similar type of provision which would trigger a payment by BCC following consummation of the transactions contemplated by this Agreement.

(w)     Notes and Accounts Receivable. All notes and accounts receivable of Trupet are reflected properly on the books and records of Trupet, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with its terms at its recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Trupet.

(x)     Books and Records. The books and records including capital account books of TruPet, all of which have been made available to BCC, are complete and correct in all material respects and have been maintained in electronic form in accordance with sound business practices. The books and records of TruPet contain accurate records of all meetings, and actions taken by written consent of, the TruPet Members, the TruPet Manager(s) and any committees of the TruPet Manager(s), and for at least the past five years no meeting, or action taken by written consent, of any such TruPet Members, TruPet Manager(s) or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of TruPet.

(y)     Disclosure. No statement, representation or warranty by Trupet in this Agreement, including the Disclosure Schedules hereto, contains any untrue statement of material fact, or omits to state a material fact, necessary to make such statements, representations and warranties not misleading. There is no fact known to the Knowledge of Trupet which has specific application to Trupet or, so far as can reasonably be foreseen, may in the future have a Materially Adverse Effect on Trupet or any Subsidiary which has not been set forth in this Agreement or the Disclosure Schedules hereto.

(z)     OFAC. None of Trupet, any Trupet Subsidiary or, to the Knowledge of Trupet, any director, officer, member, manager agent, employee, or Affiliate of Trupet or any of its Subsidiaries or any Person acting on behalf of Trupet or any Trupet Subsidiary is named on any list of persons, entities, and governments issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 - Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as in effect on the date hereof, or any similar list issued by OFAC or any other department or agency of the United States of America under the applicable economic sanctions and/or export control Laws (collectively, the “OFAC Lists”), or is owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in any OFAC Lists.

(aa)     Survival. The foregoing representations and warranties shall survive the Closing Date through the General Expiration Date except as provided in Section 5.7(c)(ii).

(bb)     Delivery of Disclosure Schedules and Updates to Trupet Disclosure Schedules. Each of BCC and Trupet shall deliver its Disclosure Schedules to the other Party (or Trupet Members, as the case may be) on or before February 16, 2019. At any time prior to the Closing, Trupet may, on behalf of itself and/or the Trupet Members, deliver to BCC updates to, or substitutions of, its Disclosure Schedules to reflect facts occurring after the Effective Date of this Agreement. Any update to, or substitution of, the Trupet Disclosure Schedules will modify the corresponding Trupet Disclosure Schedule, qualify the representations and warranties in this Agreement corresponding to such Trupet Disclosure Schedule, and cure any inaccuracy in or breach of representation or warranty that otherwise would have existed had such matter not been disclosed. With respect to any such update or substitution, BCC shall have the rights set forth in Section 7.1(e).

3.2     Representations and Warranties of the Trupet Members. Each Trupet Member, singly and not jointly, represents and warrants to BCC that the statements contained in this Section 3.2 are true and correct as of the date hereof and will be true and correct as of the Closing Date, except as modified by the Disclosure Schedules attached to this Agreement.

(a)     Authority. The Trupet Member has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. If the Trupet Member is not a natural person, the execution and delivery of this Agreement by the Trupet Member and the consummation by it of the transactions contemplated hereby has been duly authorized by all necessary action on the part of the Trupet Member and no further action is required by it in connection herewith. This Agreement has been duly executed by the Trupet Member and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Trupet Member enforceable against the Trupet Member in accordance with its terms.

(b)     No Conflicts. The execution, delivery and performance by the Trupet Member of this Agreement will not conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under any agreement to which the Trupet Member is a party, or result in the creation of any Encumbrance upon the Membership Interests of Trupet held by such Trupet Member.

(c)     Filings, Consents and Approvals. The Trupet Member is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local, foreign or other Governmental Authority or other Person in connection with the execution, delivery and performance by the Trupet Member of this Agreement.

(d)     Equity Interests. Except for Trupet Membership Interests owned by BCC, the outstanding Membership Interests of Trupet owned of record and beneficially by the Trupet Member are as listed on Schedule 2.1(a). All of the Trupet Member’s Membership Interests in Trupet set opposite such Person’s name on Schedule 2.1(a) are owned free and clear of all Encumbrances.

(e)     Certain Fees. No brokerage, finder’s fees, commissions or due diligence fees are or will be payable by the Trupet Member to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to this Agreement or the transactions contemplated hereby other than fees to counsel and auditors. BCC shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.2(e) that may be due in connection with this Agreement or the transactions contemplated hereby.

(f)     Restricted Securities. The Trupet Member understands that: (i) the BCC Common Stock to be issued pursuant to this Agreement is being acquired by such Trupet Member for its own account and not with a view to or for distribution or reselling such BCC Common Stock or any part thereof in violation of the Securities Act or any applicable state securities Laws; (ii) the BCC Common Stock will not be registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, which depends, in part, upon the accuracy of Trupet and each Trupet Member’s representations as expressed in this Agreement; and (iii) the BCC Common Stock to be issued in connection with this Agreement will be “restricted securities” under applicable U.S. federal securities Laws and may be disposed of only pursuant to an effective registration statement under the Securities Act or an exemption from registration under the Securities Act. The Trupet Member acknowledges that BCC has no obligation to register for resale the BCC Common Stock to be issued pursuant to this Agreement. Each Trupet Member shall execute and deliver to BCC a customary investment letter and accredited investor questionnaire as a condition of receiving BCC Common Stock.

(g)     Member Status. At the time each Trupet Member was offered the BCC Common Stock, it was, and as of the date hereof it is, an “accredited investor” within the meaning of Rule 501 under the Securities Act. Such Trupet Member is not subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).

(h)     Disclosure. No statement, representation or warranty by the Trupet Member in this Agreement, including the Disclosure Schedules hereto, contains any untrue statement of material fact, or omits to state a material fact, necessary to make such statements, representations and warranties not misleading. There is no fact known to the Knowledge of the Trupet Member which has specific application to the Trupet Member or, so far as can reasonably be foreseen, may in the future have a Materially Adverse Effect on Trupet, the Trupet Member or any Subsidiary of Trupet which has not been set forth in this Agreement or the Disclosure Schedules hereto.

(i)     Embargo Agreement. The Trupet Member has received and executed the embargo agreement attached hereto as Exhibit A prior to its receipt and execution of this Agreement.

(j)     OFAC. None of the Trupet Member, any Subsidiary of the Trupet Member or, to the Knowledge of the Trupet Member, any director, officer, agent, employee, or Affiliate of the Trupet Member or any of its Subsidiaries or any Person acting on behalf of the Trupet Member or any Subsidiary of the Trupet Member is named on any OFAC Lists, or is owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in any OFAC Lists.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BCC

4.1     Representations and Warranties of BCC. BCC represents and warrants to Trupet that the statements contained in this Section 4.1 are true and correct as of the date hereof and will be true and correct as of the Closing Date, except as modified by the Disclosure Schedules of BCC attached to this Agreement, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein only to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules or to the extent that such qualification is reasonably apparent:

(a)     Subsidiaries. Each of the Subsidiaries of BCC as of the date of this Agreement and its place of organization is set forth on Schedule 4.1(a). All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of BCC that is owned directly or indirectly by BCC have been validly issued, were issued free of pre-emptive rights, are fully paid and non-assessable, and are free and clear of all Encumbrances, including any restriction on the right to vote, sell, or otherwise dispose of such capital stock or other equity or voting interests, except for Permitted Encumbrances or any Encumbrances: (i) imposed by applicable securities Laws; or (ii) arising pursuant to the organizational or charter documents of any non-wholly-owned Subsidiary of BCC. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, BCC does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

(b)     Organization and Qualification. BCC and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither BCC nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of BCC and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no Action has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)     Authorization; Enforcement. BCC has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by BCC and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of BCC and no further action is required by BCC, its officers, directors, or shareholders in connection herewith or therewith. This Agreement and each other Transaction Document to which BCC is a party has been (or upon delivery will have been) duly executed by BCC and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of BCC enforceable against BCC in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable Law.

(d)     No Conflicts. The execution, delivery and performance by BCC of this Agreement and the other Transaction Documents to which it is a party, the exchange of the Securities and the consummation by BCC of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of BCC’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Encumbrance upon any of the properties or assets of BCC or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a BCC or Subsidiary debt or otherwise) or other understanding to which BCC or any Subsidiary is a party or by which any property or asset of BCC or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any Law or other restriction of any court or Governmental Authority to which BCC or a Subsidiary is subject (including federal and state securities Laws), or by which any property or asset of BCC or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)     Capital Structure.

(i)     The authorized capital stock of BCC consists of 580,000,000 shares of BCC Common Stock, $0.001 par value, 20,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”), of which 1,000 shares are designated as Series A preferred stock (“Series A Preferred Stock”), 1,000 shares are designated as Series B preferred stock (“Series B Preferred Stock”) and 2,900,000 shares are designated as Series E preferred stock (“Series E Preferred Stock”). Schedule 4.1(e) sets forth, as of the Effective Date of this Agreement, (i) the number of shares of BCC Common Stock that were issued and outstanding, (ii) the number of shares of Series A Preferred Stock that were issued and outstanding, and (iii) the number of shares of Series E Preferred Stock that were issued and outstanding. All issued and outstanding shares of the capital stock of BCC are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. All shares of BCC Common Stock issued pursuant to the terms of this Agreement shall be duly authorized, validly issued, fully paid and non-assessable, and free of preemptive rights.

(ii)     Except as set forth on Schedule 4.1(e) there are no securities, options, warrants, calls, rights, commitments, agreements, rights of first refusal, arrangements or undertakings of any kind to which BCC or any BCC Subsidiary is a party or by which any of them is bound, obligating BCC or any BCC Subsidiary to issue, deliver or sell or create, or cause to be issued, delivered or sold or created, additional shares of BCC Common Stock, shares of Preferred Stock or other equity securities or phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any equity security of BCC or any of the BCC

Subsidiaries or obligating BCC or any BCC Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, right of first refusal, arrangement or undertaking. There are no outstanding contractual obligations of BCC or any BCC Subsidiary to repurchase, redeem or otherwise acquire any shares of BCC Common Stock, shares of Preferred Stock, or other equity securities of BCC or any BCC Subsidiary. Neither BCC nor any BCC Subsidiary is a party to or, to the Knowledge of BCC, bound by any agreements or understandings concerning the voting (including voting trusts and proxies) of any capital stock of BCC or any of the BCC Subsidiaries.

(f)     Certain Fees. Except as set forth on Schedule 4.1(f), no brokerage, finder’s fees, commissions or due diligence fees are or will be payable by BCC to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to this Agreement or the transactions contemplated hereby other than fees to counsel and auditors. Trupet shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4.1(f) that may be due in connection with this Agreement or the transactions contemplated hereby.

(g)     Litigation. Except as disclosed on Schedule 4.1(g), there are no Actions pending or, to the Knowledge of BCC, threatened by or against BCC involving more than, individually or in the aggregate, $25,000. There is no Action pending or, to the Knowledge of BCC, threatened against or affecting BCC before or by any Governmental Authority which: (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the issuance of the BCC Equity Consideration or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither BCC nor any officer or director thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities Laws or a claim of breach of fiduciary duty. There has not been, and, to the Knowledge of BCC, there is not pending or contemplated, any investigation by the SEC or any other Governmental Authority involving BCC or any current or former director or officer of BCC.

(h)     Bad Actors. No “covered person” of BCC (as such term is defined in Rule 506(d) of Regulation D of the Securities Act) is subject to any disqualification under Rule 506(d) of Regulation D of the Securities Act.

(i)     Compliance with Laws.

(i)     BCC has complied and is currently in compliance with all applicable federal, state, local, foreign or other Laws having jurisdiction over or which affect its business and properties, except for any instance of non-compliance that has not had, and would not reasonably be expected to have, a Material Adverse Effect. BCC has all permits, licenses and franchises from governmental agencies required to conduct its businesses as now being conducted, except for those the absence of which has not had, or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on BCC.

(ii)     Neither BCC nor any of its officers, directors, employees or agents has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA, including, without limitation, offered, paid, promised to pay or authorized the payment of any money or offer, gift, promise to give, or authorized the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and BCC has conducted its business in compliance with the FCPA.

(iii)     Neither BCC nor any of its officers, directors, employees or agents has taken any action, directly or indirectly, that would result in a violation by such Persons of other United States Laws, including, without limitation, offered, paid, promised to pay or authorized the payment of any money or offer, gift, promise to give, or authorized the giving of anything of value to (A) any official or any government of the United States or any state or local instrumentality or (B) any corporation, limited liability company or other entity.

(j)     Intellectual Property.

(i)     Schedule 4.1(j)(i) lists all: (A) BCC IP Registrations; and (B) BCC Intellectual Property that is not registered but that is material to BCC’s business or operations. To the Knowledge of BCC, there are no facts or circumstances that would render any BCC IP Registrations invalid or unenforceable. To the Knowledge of BCC, there has been no misrepresentation or failure to disclose, any fact or circumstances in any application for any BCC IP Registrations that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any BCC IP Registrations. BCC has not claimed a particular status, including “small entity status,” in the application for any BCC IP Registrations, which claim of status was not at the time made, or which has since become, inaccurate or false or that will no longer be true and accurate as a result of the Closing.

(ii)     Schedule 4.1(j)(ii) lists all BCC IP Agreements that are material to BCC’s business as it presently is being conducted. BCC has made available to Trupet true and complete copies of all such BCC IP Agreements, including all modifications, amendments and supplements thereto and waivers thereunder. Each BCC IP Agreement is valid and binding on BCC in accordance with its terms and is in full force and effect. Neither BCC, nor, to its Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of breach or default of or any intention to terminate, any BCC IP Agreement.

(iii)     Except as disclosed on Schedule 4.1(j)(iii), BCC is the sole and exclusive legal and beneficial, and with respect to BCC’s IP Registrations, record, owner of all right, title and interest in and to BCC’s Intellectual Property, or has the valid right to use all other Intellectual Property used in or necessary for the conduct of BCC’s current business or operations, in each case, free and clear of Encumbrances other than Permitted Encumbrances.

(iv)     Since its inception, BCC has entered into binding, written agreements with every current and former employee and with every current and former independent contractor, whereby such employees and independent contractors (A) assign to BCC any ownership interest and right they may have in BCC’s Intellectual Property; and (B) acknowledge BCC’s exclusive ownership of BCC’s Intellectual Property. BCC provided Trupet with true and complete copies of all such agreements.

(v)     BCC Intellectual Property.

(A)     Schedule 4.1(j)(v)(A) identifies all BCC’s Intellectual Property and all Intellectual Property licensed to BCC under a BCC IP Agreement and that are: (1) used in the development, maintenance, use or support of any BCC product, (2) incorporated in or distributed or licensed with such BCC product in any manner for use in connection with such BCC product, or (3) used to deliver, host or otherwise provide services with respect to such BCC product, (except for non-customized, off-the-shelf software that is commercially available pursuant to shrink-wrap, click-through or other standard form agreements or with an annual license fee or replacement value of less than $10,000).

(B)     Except as set forth on Schedule 4.1(j)(v)(B), all BCC Intellectual Property is fully transferable, alienable or licensable by BCC without restriction and without payment of any kind to any third party. BCC has not transferred ownership of, or granted any exclusive license of (or exclusive right to use), or authorized the retention of any exclusive rights to use or joint ownership of, any BCC Intellectual Property or other Intellectual Property to any other Person. Except as set forth on Schedule 4.1(j)(v)(B), BCC is not subject to any BCC IP Agreement (other than with respect to current customers pursuant to BCC’s standard form of customer agreement entered into in the ordinary course of business) that includes any unperformed obligations that require BCC to develop any product or other Intellectual Property, including any Customizations, and BCC owns and will continue to own all right, title and interest in and to all such Customizations developed by BCC.

(k)     Benefit Plans. Except as set forth on Schedule 4.1(k), BCC has not adopted any Employee Benefit Plans.

(i)     Each such benefit plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such benefit plan and the terms of any applicable collective bargaining agreement and complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable Laws.

(ii)     All required reports and descriptions (including Form 5500 annual reports, summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each such benefit plan. The requirements of COBRA have been met with respect to each such benefit plan.

(iii)     All contributions (including all employer contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by ERISA and the Code to each such benefit plan that is an employee pension benefit plan under ERISA §3(2) and all contributions for any period ending on or before the Closing Date that are not yet due have been made to each such benefit plan or accrued in accordance with the past custom and practice of BCC. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such benefit plan that is an employee welfare benefit plan under ERISA §3(1).

(iv)     Each such benefit plan that is intended to meet the requirements of a “qualified plan” under Code §401(a) has received a determination from the Internal Revenue Service that such benefit plan is so qualified, and nothing has occurred since the date of such determination that could adversely affect the qualified status of any such benefit plan. All such benefit plans have been timely amended for all such requirements and have been submitted to the Internal Revenue Service for a favorable determination letter within the latest applicable remedial amendment period.

(v)     There have been no prohibited transactions with respect to any such benefit plan. To the Knowledge of BCC, no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such benefit plan. No Action with respect to the administration or the investment of the assets of any such benefit plan (other than routine claims for benefits) is pending or, to the Knowledge of BCC, threatened.

(vi)     To the Knowledge of BCC (i) no Employee Benefit Plan is a Deferred Compensation Plan; (ii) each Deferred Compensation Plan satisfies the requirements to avoid the consequences set forth in Section 409A(a)(1) of the Code; and (iii) BCC has not (a) granted to any person an interest in any Deferred Compensation Plan which interest has been or, upon the lapse of a substantial risk of forfeiture with respect to such interest, will be subject to the additional tax (including interest) imposed by Section 409A(a)(1)(B) or (b)(4)(A) of the Code, or (b) granted to any person an interest in any Deferred Compensation Plan which interest has or will be subject to the Tax imposed by Section 409A(a)(1)(B) or (b)(4)(A) of the Code, or (c) modified the terms of any Deferred Compensation Plan in a manner that could cause an interest previously granted under such plan to become subject to the additional tax (including interest) imposed by Section 409A(a)(1)(B) or (b)(4) of the Code.

(l)     Tax Matters. Except as set forth on Schedule 4.1(l), to BCC’s Knowledge:

(i)     BCC and each of its Subsidiaries has timely filed all Tax Returns that it was required to file under applicable Laws and regulations (after giving effect to any filing extension properly granted by a Governmental Authority having the authority to do so). All such Tax Returns were correct and complete in all material respects and were prepared in substantial compliance with all applicable Laws and regulations. All Taxes due and owing by BCC and each of its Subsidiaries have been paid, except for amounts that are being contested in good faith.

(ii)     There are no Encumbrances for Taxes (other than Taxes not yet due and payable) on any of the assets of BCC or its Subsidiaries.

(iii)     Neither BCC nor and any of its Subsidiaries has entered into any agreement with any Tax Authority to extend the period of limitations for any Taxes. No audit or other examination of the Company or any of its Subsidiaries is currently pending or has been threatened in writing, and no Tax deficiency has been asserted or threatened in writing against BCC or any of its Subsidiaries.

(m)     Environmental, Health and Safety Matters.

(i)     BCC has been and is in compliance with all EHSR, other than such instances of non-compliance which, individually or in the aggregate, will not have a Material Adverse Effect.

(ii)     Without limiting the generality of the foregoing, BCC has obtained and is in compliance with, all permits, licenses and other authorizations that are required pursuant to all EHSR for the occupation of its facilities and the operation of its business.

(iii)     BCC has not received any written or oral notice, report or other information regarding any actual or alleged violation of any EHSR, or any Liabilities, including any investigatory, remedial or corrective obligations, relating to any of its facilities arising under any EHSR.

(n)     Contracts. Schedule 3.1(n) lists the following Contracts and other agreements to which BCC is a party:

(i)     any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per annum;

(ii)     any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will: (A) extend over a period of more than one year; (B) result in a material loss to BCC; or (C) involve consideration in excess of $25,000;

(iii)     any agreement concerning a partnership or joint venture;

(iv)     any material agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any Indebtedness for borrowed money, or any capitalized lease obligation, in excess of $25,000 or under which it has imposed a security interest on any of its assets, tangible or intangible;

(v)     any agreement concerning confidentiality or noncompetition other than with clients and vendors in the ordinary course of business;

(vi)     any profit sharing, unit option, unit purchase, unit appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, or employees;

(vii)     any collective bargaining agreement;

(viii)     any agreement other than on an employment-at-will basis for the employment of any individual on a full-time, part-time, consulting, or other basis or providing severance benefits, if the amount payable after January 1, 2019 exceeds $50,000;

(ix)     any agreement under which it has advanced or loaned any amount of money to any of its directors, officers or employees outside the ordinary course of business;

(x)     any agreement under which the consequences of a default or termination may have a Material Adverse Effect on BCC; or

(xi)     any other agreement (or group of related agreements) the performance of which involves consideration in excess of $25,000.

BCC has delivered to Trupet a correct and complete copy of each written Contract listed on Schedule 4.1(n). With respect to each such Contract: (i) the Contract is legal, valid, binding, enforceable, and in full force and effect; (ii) BCC has not received written notice from the counterparty that it is in breach or default; and (iii) no party has repudiated any provision of such agreement.

(o)     Title to Assets; Real Property.

(i)     BCC has good and valid (and, in the case of owned real property, good and marketable fee simple) title to, or a valid leasehold interest in, all real property and personal property and other assets reflected in most recent audited BCC Financial Statements, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the filing of the most recent audited BCC Financial Statements. All such properties and assets (including leasehold interests) are free and clear of Encumbrances except for Permitted Encumbrances.

(ii)     Schedule 4.1(o)(ii) lists: (A) the street address of each parcel of real property; (B) if such property is leased or subleased by BCC, the landlord under the lease, the rental amount currently being paid, and the expiration of the term of such lease or sublease for each leased or subleased property; and (C) the current use of such property. With respect to leased real property, BCC has delivered or made available to Trupet true, complete and correct copies of any leases affecting the real property. BCC is not a sublessor or grantor under any sublease or other instrument granting to any other Person any right to the possession, lease, occupancy or enjoyment of any leased real property. The use and operation of the real property in the conduct of BCC’s business does not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit or agreement. There are no Actions pending nor, to the Knowledge of BCC, threatened against or affecting the real property or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain proceedings.

(iii)     Condition and Sufficiency of Assets. The assets of BCC reflected in the most recent BCC Financial Statements or acquired after the date thereof (but excluding inventory sold since the date thereof in the ordinary course of business) are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such assets is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost, except for obsolete assets that are not material to the business of BCC. The assets of BCC owned, leased or licensed by BCC comprise all of the assets, properties and rights of every type and description, whether real or personal, tangible or intangible, used in the conduct of the business of BCC and are sufficient for the continued conduct of BCC’s business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the business of BCC as currently conducted.

(p)     Guarantees. BCC is not a guarantor or otherwise is liable for any liability or obligation (including Indebtedness) of any other Person.

(q)     Insurance. With respect to each insurance policy of BCC which is presently in effect: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) to the Knowledge of BCC, neither it nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices); and (iii) no party to the policy has repudiated any provision thereof.

(r)     SEC Documents; Financial Statements.

(i)     Since November 29, 2017, BCC has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act as if BCC has been required to file reports under Section 13(a) or 15(d) of the Exchange Act (all of the foregoing filed prior to the date this representation is made including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein are referred to as the “SEC Documents”). BCC has made available to the Trupet Members or their respective representatives, or filed and made publicly available on EDGAR, true and complete copies of the SEC Documents. Except as set forth on Schedule 4.1(r), each of the SEC Documents was filed with the SEC within the time frames prescribed by the SEC for the filing of such SEC Documents (including any extensions of such time frames permitted by Rule 12b-25 under the Exchange Act pursuant to timely filed Forms 12b-25) such that each filing was timely filed (or deemed timely filed pursuant to Rule 12b-25 under the Exchange Act) with the SEC. Except as set forth in Schedule 4.1(r), as of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. Except as set forth in Schedule 4.1(r), none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the filing of the SEC Documents, except as set forth on Schedule 4.1(r), no event has occurred that would require an amendment or supplement to any of the SEC Documents and as to which such an amendment has not been filed and made publicly available on the SEC’s EDGAR system no less than five days prior to the date this representation is made. Except as set forth on Schedule 4.1(r), BCC has not received any written comments from the SEC staff that have not been resolved to the satisfaction of the SEC staff.

(ii)     As of their respective dates, the consolidated financial statements of BCC (the “BCC Financial Statements”) and its Subsidiaries included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except: (i) as may be otherwise indicated in such financial statements or the notes thereto; or (ii) in the case of unaudited interim statements, to the extent they may be subject to normal year-end adjustments, may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of BCC as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The accounting firm that expressed its opinion with respect to the consolidated financial statements included in BCC’s most recently filed annual report on Form 10-K, and reviewed the consolidated financial statements included in BCC’s most recently filed quarterly report on Form 10-Q, was independent of BCC pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC and as required by the applicable rules and guidance from the PCAOB, and such firm was (or is, as applicable) otherwise qualified to render such opinion under applicable Law and the rules and regulations of the SEC and the PCAOB. There is no transaction, arrangement or other relationship between BCC and an unconsolidated or other off-balance-sheet entity that is required to be disclosed by BCC in its reports pursuant to the Exchange Act that has not been so disclosed in the SEC Documents prior to the date of this Agreement.

(s)     Absence of Certain Changes, Events and Conditions. Except as set forth on Schedule 4.1(s), since the filing of the most recent audited BCC Financial Statements: (i) BCC and each BCC Subsidiary has conducted its business in all material respects in the ordinary course consistent with past practice, (ii) there has not been any Material Adverse Effect, and (iii) no actions have been taken by BBC which, if such actions were taken after the date hereof and prior to Closing, would be in violation of Section 5.1.

(t)     Undisclosed Liabilities. Except as set forth in the BCC Financial Statements or Schedule 3.1(t), BCC has no Liabilities (absolute, accrued, contingent or otherwise) other than (i) Liabilities included in the most recently filed audited BCC Financial Statements, (ii) Liabilities of a nature not required to be disclosed on a balance sheet or in the notes to financial statements prepared in accordance with GAAP, (iii) normal or recurring Liabilities in the ordinary course of business consistent with past practice which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on BCC, and (iv) Liabilities under this Agreement.

(u)     Customers and Suppliers.

(i)     Schedule 3.1(u)(i) sets forth: (A) each customer who has paid aggregate consideration to BCC for goods or services rendered in an amount greater than or equal to $10,000 for each of the two most recent fiscal years (collectively, the “BCC Material Customers”); and (B) the amount of consideration paid by each BCC Material Customer during such periods. Except as provided on Schedule 3.1(u)(i), BCC has not received any notice, and to its Knowledge it has no reason to believe, that any BCC Material Customers has ceased, or intends to cease after the Closing, to use its goods or services or to otherwise terminate or materially reduce its relationship with BCC.

(ii)     Schedule 3.1(u)(ii) sets forth (a) each supplier to whom BCC has paid consideration for goods or services rendered in an amount greater than or equal to $10,000 for each of the two most recent fiscal years (collectively, the “BCC Material Suppliers”); and (b) the amount of purchases from each BCC Material Supplier during such periods. BCC has not received any notice, and to its Knowledge has no reason to believe, that any BCC Material Suppliers has ceased, or intends to cease, to supply goods or services to BCC or to otherwise terminate or materially reduce its relationship with BCC.

(v)     Employees.

(i)     With respect to the business of BCC, except as set forth on Schedule 4.1(v)(i):

(A)     there is no collective bargaining agreement or relationship with any labor organization;

(B)     no labor organization or group of employees has filed any representation petition or made any written or oral demand for recognition;

(C)     to the Knowledge of BCC, no union organizing or decertification efforts are underway or threatened and no other question concerning representation exists;

(D)     no labor strike, work stoppage, slowdown, or other material labor dispute has occurred, and none is underway or, to the Knowledge of BCC, threatened;

(E)     there is no workmen’s compensation liability, experience or matter outside the Ordinary Course of Business;

(F)     there is no employment-related charge, complaint, grievance, investigation, inquiry or obligation of any kind, pending or threatened in any forum, relating to an alleged violation or breach by BCC (or its employees, officers or directors) of any law, regulation or contract;

(G)     there are no employment contracts or severance agreements with any employees of BCC; and

(H)     there are no written personnel policies, rules, or procedures applicable to employees of BCC.

(ii)     With respect to this transaction, any notice required under any Law or collective bargaining agreement has been given, and all bargaining obligations with any employee representative have been, as of the Closing Date, satisfied. Within the past five most recent fiscal years, BCC not has not implemented any layoff of employees that could implicate the WARN Act, and no such action will be implemented without advance notification to Trupet.

(iii)     No employment agreement of BCC contains any severance, change of control or similar type of provision which would trigger a payment by Trupet following consummation of the transactions contemplated by this Agreement.

(w)     Notes and Accounts Receivable. All notes and accounts receivable of BCC are reflected properly on the books and records of BCC, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with its terms at its recorded amounts, subject only to the reserve for bad debts set forth on the face of the most recently filed audited BCC Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of BCC.

(x)     Books and Records. The minute books and shareholder books of Trupet, all of which have been made available to Trupet, are complete and correct in all material respects and have been maintained in electronic form in accordance with sound business practices. The minute books of BCC contain accurate records of all meetings, and actions taken by written consent of, the BCC Board, the BCC and any committees of the BCC Board, and for the fiscal years beginning with September 1, 2017, no meeting, or action taken by written consent, of any such BCC Board, BCC shareholders or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of BCC.

(y)     Disclosure. No statement, representation or warranty by BCC in this Agreement, including the Disclosure Schedules hereto, contains any untrue statement of material fact, or omits to state a material fact, necessary to make such statements, representations and warranties not misleading. There is no fact known to the Knowledge of BCC which has specific application to BCC or, so far as can reasonably be foreseen, may in the future have a Materially Adverse Effect on BCC or any Subsidiary which has not been set forth in this Agreement or the Disclosure Schedules hereto.

(z)     OFAC. None of BCC, any Subsidiary of BCC or, to the Knowledge of BCC, any director, officer, agent, employee, or Affiliate of BCC or any of its Subsidiaries or any Person acting on behalf of BCC or any Subsidiary of BCC is named on any OFAC Lists, or is owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in any OFAC Lists.

(aa)     Survival. The foregoing representations and warranties shall survive the Closing Date through the General Expiration Date except as provided in Section 5.7(c)(ii).

(bb)     Updates to BCC Disclosure Schedules. At any time prior to the Closing, BCC may deliver to Trupet updates to, or substitutions of, its Disclosure Schedules to reflect facts occurring after the Effective Date of this Agreement. Any update to, or substitution of, the BCC Disclosure Schedules will modify the corresponding BCC Disclosure Schedule, qualify the representations and warranties in this Agreement corresponding to such BCC Disclosure Schedule, and cure any inaccuracy in or breach of representation or warranty that otherwise would have existed had such matter not been disclosed. With respect to any such update or substitution, Trupet shall have the rights set forth in Section 7.1(f).

ARTICLE V

COVENANTS

5.1     Covenants of BCC.

(a)     Affirmative Pre-Closing Covenants. BCC covenants and agrees that, between the Effective Date of this Agreement and the earlier to occur of (i) the termination of this Agreement in accordance with Section 7.1, and (ii) the Closing (the “Interim Period”), except to the extent required by Law, as may be consented to by Trupet in writing (which consent shall not be unreasonably withheld, delayed or conditioned), as may be expressly required or permitted pursuant to this Agreement or as set forth on Schedule 5.1(a), BCC shall, and shall cause each of the BCC Subsidiaries to:

(i)     preserve and maintain its existence, rights, franchises, licenses and privileges in the jurisdiction of its formation and qualify or remain qualified to do business in each jurisdiction where it is required to so qualify;

(ii)     conduct its business in the ordinary course of business consistent with past practice;

(iii)     maintain its books and records in the ordinary course of business;

(iv)     pay its debts, Taxes and other obligations when due;

(v)     file with the SEC in a timely manner all reports and other documents required to be filed by BCC under the Exchange Act;

(vi)     take all actions necessary to satisfy the closing conditions in Section 6.4;

(vii)     repay the Comerica Loan, or refinance or otherwise renegotiate the terms of the Comerica Loan in a manner approved by Trupet; and

(viii)     use commercially reasonable efforts to include an additional number of shares of BCC Common Stock with an aggregate fair market value of $10,000,000 in the Financing for the parties set forth on Schedule 5.1(a)(viii) (the “Secondary Shares”), subject in all events to the consent of any applicable underwriter or placement agent, and provided that if BCC’s managing underwriter or placement agent shall advise BCC that the inclusion in any registration statement or private placement of some or all of the Secondary Shares creates a substantial risk that the proceeds or price per unit that will be derived from such offering will be reduced or that the number of securities to be offered is too large a number to be reasonably sold, (i) first, the number of shares of BCC Common Stock issued pursuant to the Financing shall be included in such offering, and (ii) next, the number of Secondary Shares shall be included in such offering to the extent permitted by the Company’s managing underwriter or placement agent, with the number of Secondary Shares of each Trupet Member being offered determined on a pro-rata basis in accordance with such Trupet Member’s Percentage as set forth on Schedule 5.1(a)(viii).

(b)     Affirmative Post-Closing Covenants. BCC covenants and agrees that after the Closing BCC shall use commercially reasonable efforts to cause the BCC Common Stock (including the Secondary Shares) to be listed on the Nasdaq Capital Market.

(c)     Negative Covenants. Without limiting the foregoing, BCC covenants and agrees that, during the Interim Period, except to the extent required by Law, as may be consented to by the Company in writing (which consent shall not be unreasonably withheld, delayed or conditioned), as may be expressly contemplated, required or permitted pursuant to this Agreement or as set forth on Schedule 5.1(c), BCC shall not, and shall not cause or permit any BCC Subsidiary to, do any of the following:

(i)     amend or propose to amend the organizational or governing documents of BCC or any BCC Subsidiary if such amendment would impede completion of the transactions contemplated hereby or would otherwise be materially adverse to BCC or Trupet;

(ii)     split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of BCC or any BCC Subsidiary (other than any wholly owned BCC Subsidiary);

(iii)     declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock, property or otherwise) with respect to shares of capital stock of BCC or any BCC Subsidiary or other equity securities or ownership interests in BCC or any BCC Subsidiary;

(iv)     redeem, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interests of BCC or any BCC Subsidiary;

(v)     issue, sell, pledge, dispose, encumber or grant, confer, award or modify any shares of BCC’s or any of the BCC Subsidiaries’ capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of BCC’s or any of the BCC Subsidiaries’ capital stock or other equity interests;

(vi)     acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any real property, corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof;

(vii)     sell, mortgage, pledge, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any real property or any non-real property assets (including by merger, consolidation or acquisition of shares, membership interests or assets), except in the ordinary course of business consistent with past practice;

(viii)     incur, create, assume, refinance, replace or prepay any Indebtedness for borrowed money or issue or amend the terms of any debt securities of BCC or any of the BCC Subsidiaries, or assume, guarantee or endorse, or otherwise become responsible for the Indebtedness of any other Person;

(ix)     make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, trustees, Affiliates, agents or consultants), or make any change in any such arrangements, other than travel advances or other loans that do not violate the Sarbanes-Oxley Act of 2002 and any applicable rules and regulations thereunder;

(x)     enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any BCC Material Contract (or any Contract that, if existing as of the date hereof, would be a BCC Material Contract)

(xi)     waive, release, assign, settle or compromise any Action;

(xii)     (A) except in the ordinary course of business consistent with past practice, hire any employee of BCC or any BCC Subsidiary or promote or appoint any Person to a position of officer of BCC or any BCC Subsidiary, (B) increase the amount, rate or terms of compensation or benefits of any service provider or consultant, except (i) pursuant to the terms of an existing Contract existing prior to the date hereof, (ii) in the ordinary course of business consistent with past practice, (C) enter into, adopt, amend or terminate any Employee Benefit Plan, (D) accelerate the vesting, funding or payment of any compensation, benefit or award under any Employee Benefit Plan, other than in accordance with the existing terms of any Employee Benefit Plan, or (E) grant any awards under the any bonus, incentive, performance or other compensation plan or arrangement (whether cash or equity-based);

(xiii)     fail to maintain all financial books and records in all material respects in accordance with GAAP (or any interpretation thereof) and consistent with past practices or make any material change to its methods of accounting in effect at August 31, 2018, except as required by a change in GAAP (or any interpretation thereof) or in applicable Law, or make any change, other than in the ordinary course of business consistent with past practice, with respect to accounting policies, principles or practices unless required by GAAP or the SEC;

(xiv)     fail to duly and timely file all material reports and other material documents required to be filed with any Governmental Authority, subject to extensions permitted by Law or applicable rules and regulations;

(xv)     (A) make, change or rescind any election relating to Taxes, (B) change a method of Tax accounting or change any Tax accounting period, (C) file any amendment to a Tax Return, (D) settle or compromise any Tax liability, audit, claim or assessment, (E) enter into any closing agreement related to Taxes or obtain any Tax ruling, (F) surrender any right to claim any Tax refund, (G) prepare or file any Tax Return (other than an amendment to a Tax Return) in a manner inconsistent with past practice, or (H) take any action similar to the foregoing that could have the effect of increasing the Tax liability or reducing any Tax asset of BCC;

(xvi)     adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization;

(xvii)     form any new funds or joint ventures;

(xviii)     engage any financial advisor in connection with the transactions contemplated hereby unless the directors of BCC have concluded in good faith (after consultation with outside legal counsel) that failure to engage another financial advisor would be inconsistent with their duties under applicable Law;

(xix)     take any action that would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby; or

(xx)     authorize, or enter into any Contract, agreement or binding commitment or arrangement to do any of the foregoing.

5.2     Covenants of Trupet and the Trupet Members.

(a)     Affirmative Covenants. Trupet and each Trupet Member (severally but not jointly) covenants and agrees that, during the Interim Period, except to the extent required by Law, as may be consented to by BCC in writing (which consent shall not be unreasonably withheld, delayed or conditioned), as may be expressly required or permitted pursuant to this Agreement or as set forth on Schedule 5.2(a), Trupet and each Trupet Member shall, and Trupet shall cause each of the Trupet Subsidiaries to:

(i)     preserve and maintain its existence, rights, franchises, licenses and privileges in the jurisdiction of its formation and qualify or remain qualified to do business in each jurisdiction where it is required to so qualify;

(ii)     conduct its business in the ordinary course of business consistent with past practice;

(iii)     maintain its books and records in the ordinary course of business;

(iv)     pay its debts, Taxes and other obligations when due; and

(v)     take all actions necessary to satisfy the closing conditions in Section 6.3.

(b)     Negative Covenants. Without limiting the foregoing, Trupet and each Trupet Member (severally but not jointly) covenants and agrees that, during the Interim Period, except to the extent required by Law, as may be consented to by BCC in writing (which consent shall not be unreasonably withheld, delayed or conditioned), as may be expressly contemplated, required or permitted pursuant to this Agreement or as set forth on Schedule 5.2(b), Trupet and each Trupet Member shall not, and shall not cause or permit any Trupet Subsidiary to, do any of the following:

(i)     amend or propose to amend the organizational or governing documents of Trupet or any Trupet Subsidiary if such amendment would impede completion of the transactions contemplated hereby or would otherwise be materially adverse to BCC or Trupet;

(ii)     split, combine, reclassify or subdivide any Membership Interests, or other equity securities or ownership interests of Trupet or any Trupet Subsidiary (other than any wholly owned Trupet Subsidiary);

(iii)     declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock, Membership Interests, property or otherwise) with respect to the Membership Interests of Trupet or any Trupet Subsidiary or other equity securities or ownership interests in Trupet or any Trupet Subsidiary;

(iv)     redeem, repurchase or otherwise acquire, directly or indirectly, any Membership Interests or other equity interests of Trupet or any Trupet Subsidiary;

(v)     issue, sell, pledge, dispose, encumber or grant, confer, award or modify any Membership Interests or other equity interests of Trupet or any Trupet Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any Membership Interests or other equity interests of Trupet or any Trupet Subsidiary;

(vi)     acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any real property, corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof;

(vii)     sell, mortgage, pledge, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any real property or any non-real property assets (including by merger, consolidation or acquisition of shares, membership interests or assets), except in the ordinary course of business consistent with past practice;

(viii)     incur, create, assume, refinance, replace or prepay any Indebtedness for borrowed money or issue or amend the terms of any debt securities of Trupet or any of the Trupet Subsidiaries, or assume, guarantee or endorse, or otherwise become responsible for the Indebtedness of any other Person;

(ix)     make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, trustees, Affiliates, agents or consultants), or make any change in any such arrangements, other than travel advances;

(x)     enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any Trupet Material Contract (or any Contract that, if existing as of the date hereof, would be a Trupet Material Contract)

(xi)     waive, release, assign, settle or compromise any Action;

(xii)     (A) except in the ordinary course of business consistent with past practice, hire any employee of Trupet or any Trupet Subsidiary or promote or appoint any Person to a position of officer of Trupet or any Trupet Subsidiary, (B) increase the amount, rate or terms of compensation or benefits of any service provider or consultant, except (i) pursuant to the terms of an existing Contract existing prior to the date hereof, (ii) in the ordinary course of business consistent with past practice, (C) enter into, adopt, amend or terminate any Employee Benefit Plan, (D) accelerate the vesting, funding or payment of any compensation, benefit or award under any Employee Benefit Plan, other than in accordance with the existing terms of any Employee Benefit Plan, or (E) grant any awards under the any bonus, incentive, performance or other compensation plan or arrangement (whether cash or equity-based);

(xiii)     fail to maintain all financial books and records in all material respects in accordance with GAAP (or any interpretation thereof) and consistent with past practices or make any material change to its methods of accounting in effect on December 31, 2018 except as required by a change in GAAP (or any interpretation thereof) or in applicable Law, or make any change, other than in the ordinary course of business consistent with past practice, with respect to accounting policies, principles or practices unless required by GAAP;

(xiv)     fail to duly and timely file all material reports and other material documents required to be filed with any Governmental Authority, subject to extensions permitted by Law or applicable rules and regulations;

(xv)     (A) make, change or rescind any election relating to Taxes, (B) change a method of Tax accounting or change any Tax accounting period, (C) file any amendment to a Tax Return, (D) settle or compromise any Tax liability, audit, claim or assessment, (E) enter into any closing agreement related to Taxes or obtain any Tax ruling, (F) surrender any right to claim any Tax refund, (G) prepare or file any Tax Return (other than an amendment to a Tax Return) in a manner inconsistent with past practice, or (H) take any action similar to the foregoing that could have the effect of increasing the Tax liability or reducing any Tax asset of Trupet;

(xvi)     adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization;

(xvii)     form any new funds or joint ventures;

(xviii)     engage any financial advisor in connection with the transactions contemplated hereby unless the managers of Trupet have concluded in good faith (after consultation with outside legal counsel) that failure to engage another financial advisor would be inconsistent with their duties under applicable Law;

(xix)     take any action that would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby; or

(xx)     authorize, or enter into any Contract, agreement or binding commitment or arrangement to do any of the foregoing.

5.3     Cooperation with Respect to Actions. In the event of an Action by any Person, including any Governmental Authority, seeking to restrain, prevent, prohibit, materially delay or restructure the transactions contemplated hereby, the Parties shall cooperate and exercise commercially reasonable efforts to seek a resolution of such Action so as to eliminate any impediment to Closing.

5.4     Lender Approval. Trupet acknowledges that, from the Effective Date of this Agreement, it shall use its commercially reasonable efforts to obtain the consent of each Lender to the transactions contemplated hereby or the refinancing or repayment of the Existing Trupet Indebtedness. BCC shall use its commercially reasonable efforts to assist and cooperate with Trupet in connection with the efforts of Trupet to obtain the consent of each Lender to the transactions contemplated hereby or the refinancing or repayment of the Existing Trupet Indebtedness.

5.5     Press Releases and Public Announcements. The Parties agree that they shall not issue any press release, public statement or any other public disclosure concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other Party. Notwithstanding the foregoing, BCC may, without obtaining the consent of Trupet or any Trupet Member, issue a press release, public statement or other public disclosure concerning this Agreement and the transactions contemplated hereby as may be required by applicable Law; provided, that, prior to making such announcement, BCC shall have delivered a draft of such press release, public statement or disclosure to the Trupet and shall have given Trupet reasonable opportunity to comment thereon.

5.6     Governance. Prior to the Closing, BCC shall have taken all corporate action necessary so that, effective immediately following the Closing or such later date as BCC shall have complied with Rule 14f-1 under the Exchange Act, (i) the number of directors that will comprise the full BCC Board shall be seven, and (ii) the Persons set forth on Schedule 5.6 shall be the directors of BCC, each of whom shall serve until their respective successors are duly elected or appointed and qualified.

5.7     Indemnification.

(a)     Indemnification for Breach of Agreement.

(i)     Indemnification by Trupet Members. Subject to Section 5.7(c), in the event that Trupet or a Trupet Member breaches any of its representations, warranties, and covenants contained in the Agreement, and, provided that BCC or the BCC Representative makes a written claim for indemnification against Trupet or a Trupet Member prior to the applicable expiration date in Section 5.7(c)(ii) (pursuant to this Section 5.7(a)(i) in the case of a direct claim by BCC against Trupet or a Trupet Member or, pursuant to Section 5.7(b) below in the case of a third party claim), then the Trupet Members agree as a condition of receiving delivery of the BCC Equity Consideration to severally, and not jointly, indemnify BCC or any Affiliate (a “BCC Indemnified Party”) from and against the entirety of any Damages BCC or any Affiliate may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, or caused by such breach by Trupet or a Trupet Member. Notwithstanding anything in this Agreement to the contrary, no Trupet Member shall be liable for Damage for the breach by any other Trupet Member of such other Trupet Member’s representations and warranties in Section 3.2.

(ii)     Indemnification by BCC. Subject to Section 5.7(c), in the event BCC breaches any of its representations, warranties, and covenants contained in the Agreement, and, provided that any Trupet Member makes a written claim for indemnification against BCC prior to the applicable expiration date in Section 5.7(c)(ii) (pursuant to this Section 5.7(a)(ii) in the case of a direct claim by the Trupet Member against BCC or pursuant to Section 5.7(b) below in the case of a third party claim), then BCC agrees to indemnify the Trupet Members or any Affiliate (a “Trupet Indemnified Party”) from and against the entirety of any Damages the Trupet Members may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, or caused by such breach by BCC.

(iii)     Mike Young shall be appointed as representative and attorney-in-fact to act on behalf of BCC (the “BCC Representative”) with respect to any Action asserted by BCC arising out of or relating to this Agreement and the transactions contemplated thereby and shall be authorized to initiate an Action on behalf of BCC alleging a breach of this Agreement and seeking to reduce the BCC Adjusted Equity Consideration as a result of such breach, subject to the provisions of Section 5.7(c), and to take any and all actions and make any decisions required or permitted to be taken by the BCC Representative pursuant to this Agreement, including the exercise of the power to give and receive notices and communications; agree to, negotiate, enter into settlements and compromises of, and comply with orders with respect to claims for indemnification pursuant to this Agreement; litigate, arbitrate, resolve, settle or compromise any claim for indemnification pursuant to this Agreement; engage, employ or appoint any agents or representatives (including attorneys, accountants and consultants) to assist the BCC Representative in complying with his or her duties and obligations; and take all actions necessary or appropriate in the good faith judgment of the BCC Representative for the accomplishment of the foregoing.

(iv)     Lori Taylor shall be appointed as representative and attorney-in-fact to act on behalf of the Trupet Members (the “Trupet Member Representative”) with respect to any Action asserted by Trupet Members arising out of or relating to this Agreement and the transactions contemplated thereby and shall be authorized to initiate an Action on behalf of Trupet Members relating to this Agreement and the transactions contemplated thereby, subject to the provisions of Section 5.7(c), and to take any and all actions and make any decisions required or permitted to be taken by the Trupet Member Representative pursuant to this Agreement, including the exercise of the power to give and receive notices and communications; agree to, negotiate, enter into settlements and compromises of, and comply with orders with respect to claims for indemnification pursuant to this Agreement; litigate, arbitrate, resolve, settle or compromise any claim for indemnification pursuant to this Agreement; engage, employ or appoint any agents or representatives (including attorneys, accountants and consultants) to assist the Trupet Member Representative in complying with her duties and obligations; and take all actions necessary or appropriate in the good faith judgment of the Trupet Member Representative for the accomplishment of the foregoing.

(v)     In the event BCC consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of BCC shall assume the obligations set forth in this Section 5.7.

(vi)     This Section 5.7 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of BCC, Trupet and the Trupet Members. This Section 5.7 shall not be amended in a manner that is adverse to the Indemnified Parties (including their successors) or terminated without the consent of each of the Indemnified Parties (including their successors) affected thereby. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 5.7.

The provisions of this Section 5.7 shall survive the consummation of the transactions contemplated hereby.

(vii)     In order to provide for just and equitable contribution, if a claim for indemnification pursuant to this Section 5.7 is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Parties shall contribute to the losses to which any Indemnified Party may be subject (A) in accordance with the relative benefits received by BCC on the one hand, and Trupet and the Trupet Members on the other hand, and (B) if (and only if) the allocation provided in clause (A) of this Section 5.7(a)(vi) is not permitted by applicable Law, in such proportion as to reflect not only the relative benefits, but also the relative fault of BCC on the one hand, and Trupet and the Trupet Members on the other hand, in connection with the statements, acts or omissions which resulted in such losses as well as any relevant equitable considerations. No Person found liable for a fraudulent misrepresentation shall be entitled to contribution from any Person who is not also found liable for fraudulent misrepresentation.

(b)     Third Party Claims; Procedure.

(i)     Promptly (and in any event within five days after the service of any summons or other document) after acquiring knowledge of any third party Action for which one or more of either a BCC Indemnified Party or a Trupet Indemnified Party (the “Third Party Indemnified Party”) may seek indemnification against other Parties (the “Third Party Indemnifying Party”) pursuant to this Section 5.7, the Third Party Indemnified Party shall give written notice thereof to the Third Party Indemnifying Party. Failure to provide notice shall not relieve the Third Party Indemnifying Party of its obligations under this Section 5.7, except to the extent of any actual damage caused by that failure. The Third Party Indemnifying Party shall have the right to assume the defense of any Action with one law firm reasonably acceptable to the Third Party Indemnified Party upon delivery of notice to that effect to the Third Party Indemnified Party. If the Third Party Indemnifying Party, after written notice from the Third Party Indemnified Party, fails to take timely action to defend the action resulting from the Action or otherwise respond to the Action, or if the Third Party Indemnifying Party’s counsel has reasonably determined that there may be a conflict between the Third Party Indemnified Party and the Third Party Indemnifying Party in the defense of such Action, the Third Party Indemnified Party shall have the right to defend the action resulting from the Action by counsel of its own choosing, but at the cost and expense of the Third Party Indemnifying Party. The Third Party Indemnified Party shall have the right to settle or compromise any Action against it, and recover from the Third Party Indemnifying Party any amount paid in settlement or compromise thereof, if it has given written notice thereof to the Third Party Indemnifying Party and the Third Party Indemnifying Party has failed to take timely action to defend the Action; otherwise, the Third Party Indemnified Party shall have no right to settle or compromise any Action. The Third Party Indemnifying Party shall have the right to settle or compromise any Action against the Third Party Indemnified Party without the consent of the Third Party Indemnified Party provided that the terms of the settlement or compromise provide for the unconditional release of the Third Party Indemnified Party, require the payment of monetary damages only, is not likely to result in criminal proceedings and is not likely to have a Material Adverse Effect on the Third Party Indemnified Party or its business.

(ii)     Upon its receipt of any amount paid by the Third Party Indemnifying Party pursuant to this Section 5.7, the Third Party Indemnified Party shall deliver to the Third Party Indemnifying Party such documents as it may reasonably request assigning to the Third Party Indemnifying Party any and all rights, to the extent indemnified, that the Third Party Indemnified Party may have against third parties with respect to the Proceeding for which indemnification is being received.

(c)     Limitations on Indemnification.

(i)     Notwithstanding anything to the contrary contained herein, except as provided in this Section 5.7(c), no BCC Indemnified Party shall be entitled to receive an indemnification payment with respect to any Action specified in this Section 5.7 unless the Action, or the aggregate amount of all Actions made by the BCC Indemnified Party hereunder, equals or exceeds $50,000 (in which case all of such Actions back to the first dollar will be recoverable).

(ii)     (A) Subject to Section 5.7(c)(iii), the Parties agree that the right of any Party to undertake an Action pursuant to Sections 5.7(a) and (b) shall survive the Closing until 11:59 p.m. on the date that is one year following the Closing Date (the “General Expiration Date”); provided, however, that if, at any time prior to the General Expiration Date, any Party delivers to another Party a written notice asserting in good faith an Action for recovery under Section 5.7(a) or (b), then the Action asserted in such notice shall survive the General Expiration Date until such time as such Action is fully and finally resolved; (B) notwithstanding anything to the contrary in Section 5.7 (including 5.7(c)(ii)(A) hereof), the Parties agree that the right of any Party to undertake an Action pursuant to Sections 5.7(a) and (b) with respect to (1) common law fraud shall survive the Closing until the expiration of the statute of limitation applicable to the subject matter thereof, and (2) with respect to the Tax representations made by BCC and Trupet pursuant to the provisions of Sections 3.1(l) and 4.1(l) respectively, shall survive the Closing for a period of 90 days following the expiration of the applicable statute of limitations period, (3) with respect to the BCC Fundamental Representations and the Trupet Fundamental Representations, shall survive the Closing for a period of five years after the Closing.

(iii)     Notwithstanding anything in this Agreement to the contrary, the maximum liability of any Trupet Member for Damages shall be 10% of the BCC Equity Consideration received by such Trupet Member.

(iv)     The Parties agree that the indemnification right set forth in this Agreement shall be the Parties sole and exclusive remedy with respect to the transactions contemplated by this Agreement, except for specific performance or other equitable remedy.

(v)     If any Trupet Member is liable for Damages hereunder, such Trupet Member shall have the option of discharging such liability in cash, BCC Common Stock at a value of $0.1175 per share (subject to adjustment for stock splits, stock dividends, combinations or similar events), or a combination thereof. If Trupet is liable for Damages hereunder, the procedure in the prior sentence shall be utilized. If BCC is liable for Damages hereunder, BCC shall have the option of discharging such liability in cash, BCC Common Stock at a value of $0.1175 per share subject to adjustment for stock splits, stock dividends, combinations or similar events), or a combination thereof.

(vi)     In the event of any reclassification, recapitalization, stock split, stock dividend (including any dividend or distribution of securities convertible into BCC Common Stock) or subdivision with respect to BCC Common Stock, any change or conversion of BCC Common Stock into other securities, any other dividend or distribution with respect to the BCC Common Stock (or if a record date with respect to any of the foregoing should occur), after the date of this Agreement, appropriate and proportionate adjustments shall be made to the number of shares of BCC Common Stock and the price per share thereof that may be issuable for indemnification purposes pursuant to this Agreement.

5.8     Lock-Up. On the Closing Date, each Trupet Member shall enter into a single lock-up agreement with BCC (the “Lock-Up Agreement”) in a form substantially similar to Exhibit B hereto, for the period beginning on the Closing Date and expiring one year thereafter, pursuant to which each Trupet Member shall acknowledge and agree not to offer, sell, contract to sell, hypothecate or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the sale, hypothecation or disposition (whether by actual or effective economic sale, hypothecation or disposition due to cash settlement or otherwise) by the Trupet Member or any Affiliate of the Trupet Member or any Person in privity with the Trupet Member or any Affiliate of the Trupet Member), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to the any and all of the Lock-Up Securities unless such transaction is a Permitted Disposition. Notwithstanding the foregoing, and subject to all Permitted Dispositions, each Trupet Member shall be entitled to effect any of the transactions prohibited above as to: (i) on the six month anniversary of the Closing Date, 20% of such Trupet Member’s BCC Common Stock; (ii) on the nine month anniversary of the Closing Date, an additional 40% of such Trupet Member’s BCC Common Stock; and (iii) on the one year anniversary of the Closing Date, all of such Trupet Member’s BCC Common Stock, provided, however, if any BCC Common Stock held by the Trupet Members is subject to an effective Registration Statement, the restrictions set forth in this Section 5.8 with respect to any registered BCC Common Stock shall be modified as follows: (a) on the three month anniversary of the Closing Date, up to 20% of such Trupet Member’s registered BCC Common Stock; (b) on the six month anniversary of the Closing Date, up to an additional 40% of such Trupet Member’s registered BCC Common Stock; and (c) on the one year anniversary of the Closing Date, all of such Trupet Member’s registered BCC Common Stock. For the avoidance of doubt, the provisions of the immediately prior sentence shall only apply to registered BCC Common Stock and shall not expand the rights of holders of BCC Common Stock to the extent that such shares are not subject to an effective Registration statement or the Prospectus does not meet the requirements of Section 5(b) of the Securities Act. Furthermore, nothing contained in this Section 5.8 shall be deemed to conflict with Rule 144 under the Securities Act.

5.9     Mutual Pre-Closing Covenants. After the execution of this Agreement the Parties covenant to work in good faith to prepare, negotiate and enter into, or cause to be prepared, negotiated and entered into, (i) Employment Agreements with the Trupet Executives and (ii) a Stockholder Agreement with the Trupet Members (excluding BCC) regarding protections of minority interests.

5.10     Equity Incentive Plan. Upon execution of this Agreement BCC shall amend its current Equity Incentive Plan (the “Plan”) in the form of Exhibit C hereto by increasing the number of awards issuable under the Plan. Such Plan shall reserve a maximum of 15% of the issued and outstanding BCC Common Stock, on a fully diluted basis after issuance of the BCC Equity Consideration, as additional compensation which may be awarded to the officers, directors, employees, and consultants of BCC.

5.11     Further Assurances. If any further action is necessary or desirable to carry out the purposes of this Agreement, the Parties agree to take such further action (including the execution and delivery of such further instruments and documents) as the other Party may request, all at the sole cost and expense of the requesting Party (unless the requesting party is entitled to indemnification therefore under Section 5.7 hereof).

5.12     Registration Rights. Prior to the Closing the Parties shall enter into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which BCC shall use commercially reasonable efforts to register the shares of BCC Common Stock issuable to the Trupet Members as part of the BCC Equity Consideration, which registration rights shall be subordinate to the rights of investors in a proposed securities offering through a broker-dealer and pari passu with the rights of the investors who received registration rights under a Registration Rights Agreement entered into as of November 20, 2018 (the “November Investors”) and the shareholders of Bona Vida who receive BCC Common stock in connection with BCC’s potential acquisition of Bona Vida as contemplated herein (the “Bona Vida Shareholders”). The Trupet Members acknowledge that the Staff of the Securities and Exchange Commission (“SEC”) has a policy limiting the number of shares that can be registered in any one or related registration statements. While BCC anticipates that there may be some room to include some shares of BCC Common Stock issued to the Trupet Members as part of the BCC Equity Consideration, (the “Extra Shares”), the ultimate decision will be made by the Staff of the SEC. To the extent that any Extra Shares can be included in the registration statement, each of the November Investors, the Trupet Members and the Bona Vida Shareholders shall, as individual groups, be entitled to provide 1/3 of the Extra Shares. The number of Extra Shares that may be provided by each November Investor, each Trupet Member and each Bona Vida Shareholder shall be made on a pro rata basis based on the percentage of BCC Common Stock that such individual November Investor, Trupet Member or Bona Vida Shareholder owns compared to the total number of shares of BCC Common Stock issued to all investors in its investor group.

ARTICLE VI

CLOSING DELIVERABLES AND CONDITIONS TO CLOSING

6.1     Closing Deliverables of BCC. The obligations of Trupet and each Trupet Member to consummate the transactions contemplated by this Agreement shall be subject to the delivery by Trupet (or the waiver by Lori Taylor), at or prior to the Closing, of each of the following by BCC:

(a)     This Agreement, duly executed;

(b)     The BCC Equity Consideration specified on Schedule 2.1(b);

(c)     An Employment Agreement for each of the Trupet Executives duly executed;

(d)     The Lock-Up Agreements, duly executed;

(e)     A Stockholder Agreement as provided for in Section 5.9;

(f)     A copy of resolutions of the BCC Board approving this Agreement, the Plan Amendment and all related matters contemplated by the Agreement;

(g)     The Registration Rights Agreement as provided for in Section 5.12; and

(h)     An officer’s certificate of BCC in a form reasonably acceptable to Trupet certifying that: (i) the representations and warranties of BCC are true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date); (ii) BCC has performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by BCC at or prior to the Closing Date; and (iii) there has been no Material Adverse Effect since the Effective Date.

6.2     Closing Deliverables of Trupet and the Trupet Members. The obligations of BCC to consummate the transactions contemplated by this Agreement shall be subject to the delivery to the BCC (or BCC’s waiver, at or prior to the Closing) of each of the following:

(a)     By each Trupet Member:

(i)     This Agreement, duly executed;

(ii)     An instrument conveying the Trupet Exchange Consideration if not certificated or an executed stock power if certificated as reflected on Schedule 2.1(a);

(iii)     If such Trupet Member is listed on Schedule 5.9 hereof, an Employment Agreement, duly executed for such Trupet Member;

(iv)     The Lock-Up Agreement, duly executed;

(v)     An investment letter and accredited investor questionnaire reasonably satisfactory to BCC, in the form attached hereto as Exhibit D;

(vi)     A certificate of such Trupet Member in a form reasonably acceptable to BCC certifying that: (i) the representations and warranties of the Trupet Member are true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date); (ii) the Trupet Member has performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Trupet Member at or prior to the Closing Date; and (iii) there has been no Material Adverse Effect since the Effective Date;

(vii)     A Stockholder Agreement as provided for in Section 5.3; and

(viii)     The Registration Rights Agreement as provided for in Section 5.12.

(b)     By Trupet:

(i)     This Agreement, duly executed;

(ii)     Resignations of each member of Trupet’s Board of Managers; and

(iii)     An officer’s certificate of Trupet in a form reasonably acceptable to BCC certifying that: (i) the representations and warranties of Trupet are true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date); (ii) Trupet has performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Trupet at or prior to the Closing Date; and (iii) there has been no Material Adverse Effect since the Effective Date.

6.3     Conditions to BCC’s Obligation to Close. The obligations of BCC to consummate the transactions contemplated hereby shall be subject to the satisfaction or (to the extent permitted by Law) waived by BCC, at or prior to the Closing, of the following conditions:

(a)     Representations and Warranties of Trupet and the Trupet Members. (i) Other than the representations and warranties set forth in Section 3.1(b), Section 3.1(c) Section 3.1(e) and Section 3.2(a) each of the representations and warranties of the Company set forth in this Agreement shall be true and correct (without giving effect to any qualification as to materiality or Company Material Adverse Effect contained in Article 3) as of the date of this Agreement and as of the Closing as though made on and as of the Closing (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date), except where any failures of any such representations and warranties to be true and correct would not reasonably be expected to have a Material Adverse Effect, and (ii) the representations and warranties set forth in Section 3.1(b), Section 3.1(c), Section 3.1(e) and 3.2(a) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct in all material respects as of such date).

(b)     Performance of Covenants and Obligations of Trupet and the Trupet Members. Trupet and the Trupet Members shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by it under this Agreement on or prior to the Closing Date.

(c)     Material Adverse Change. On the Closing Date, there shall not exist any event, circumstance, change or effect arising after the date of this Agreement that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Trupet.

(d)     Good Standing. Trupet and each Trupet Subsidiary shall be in good standing (or its equivalent) in the jurisdiction under the Laws in which the it is organized.

(e)     Statutes; Court Orders. No Law shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or other Governmental Authority that prohibits the consummation of the transactions contemplated hereby, and no Governmental Authority of competent jurisdiction shall have issued a final, non-appealable order or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

(f)     Exchange Consideration. Each Trupet Member shall have assigned, effective as of the Closing, its share of the Trupet Exchange Consideration to BCC, free and clear of all Encumbrances.

(g)     Consents. Each of the consents identified on Schedule 6.3(g), and including, without limitation, the consent of the Lender, shall have been obtained and shall be in full force and effect.

(h)     Unaudited Balance Sheet. On the Business Day immediately preceding the Closing Date, Trupet shall deliver to BCC an unaudited balance sheet of Trupet, which shall be current as of the date such unaudited balance sheet is delivered to BCC. To the extent such balance sheet indicates Trupet has a Closing Working Capital deficit, the BCC Equity Consideration shall be reduced by a number of shares of Common Stock calculated by dividing the amount of such Closing Working Capital deficit by the lesser of (i) $0.1175 per share; or (ii) the average of the daily VWAP of BCC Common Stock for the prior 10 trading days.

(i)     Deliverables. Trupet and each Trupet Member shall have delivered all agreements, documents certificates and other items set forth in Section 6.2.

6.4     Conditions to Trupet and each Trupet Member’s Obligation to Close. The obligations of Trupet and each Trupet Member to consummate the transactions contemplated hereby shall be subject to the satisfaction or (to the extent permitted by Law) waived by Trupet, at or prior to the Closing, of the following conditions

(a)     Representations and Warranties of BCC. (i) Other than the representations and warranties set forth in Section 4.1(b), Section 4.1(c) and Section 4.1(e), each of the representations and warranties of BCC set forth in this Agreement shall be true and correct (without giving effect to any qualification as to materiality or Material Adverse Effect contained in Article 2) as of the date of this Agreement and as of the Closing as though made on and as of the Closing (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date), except where any failures of any such representations and warranties to be true and correct would not reasonably be expected to have a Material Adverse Effect, and (ii) the representations and warranties set forth in Section 4.1(b), Section 4.1(c) and Section 4.1(e) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct in all material respects as of such date).

(b)     Performance of Covenants and Obligations of BCC. BCC shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by it under this Agreement on or prior to the Closing.

(c)     Material Adverse Change. On the Closing Date, there shall not exist any event, circumstance, change or effect arising after the date of this Agreement that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on BCC.

(d)     Good Standing. BCC and each BCC Subsidiary shall be in good standing (or its equivalent) in the jurisdiction under the Laws in which the it is organized.

(e)     Statutes; Court Orders. No Law shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or other Governmental Authority that prohibits the consummation of the transactions contemplated hereby, and no Governmental Authority of competent jurisdiction shall have issued a final, non-appealable order or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

(f)     Exchange Consideration. BCC shall have issued or paid, as applicable, to each Trupet Member, effective as of the Closing, the BCC Equity Compensation. In lieu of actual delivery of the BCC Equity Consideration, a written representation of BCC’s stock transfer agent that it shall deliver the BCC Equity Consideration by overnight deliver following notice that the Closing has occurred shall comply with this Section 6.3(f).

(g)     Consents. Each of the consents identified on Schedule 6.4(g) shall have been obtained and shall be in full force and effect.

(h)     Deliverables. BCC shall have delivered all agreements, documents certificates and other items set forth in Section 6.1.

(i)     Financing. BCC shall have completed a financing (the “Financing”) which has been approved, in writing, by BCC, Trupet (on behalf of itself and the Trupet Members) and Bona Vida, Inc., a Delaware corporation (“Bona Vida”), and shall have received written notice confirming same from BCC’s broker-dealer.

(j)     Bona Vida. The Company’s acquisition of Bona Vida shall have been consummated, subject to the release of the proceeds received by BCC pursuant to the Financing.

(k)     Trupet Percentage Interest. Immediately after the consummation of the transactions contemplated in this Agreement, the Trupet Members, in the aggregate, shall own 38.2% of the voting power and 38.2% of the economic interests in BCC, the calculation of which shall (i) be on a fully diluted basis and (ii) exclude the shares of BCC Common Stock issued in the Financing.

(l)     Comerica. Lori Taylor and John Word shall have been removed from all obligations with respect to the Comerica Loan either prior to the Closing or, if not, BCC covenants that the Comerica Loan will be paid from the proceeds of the Financing immediately following the Closing.

ARTICLE VII

TERMINATION

7.1     Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

(a)     by mutual written agreement of BCC and Trupet;

(b)     by either BCC or Trupet, by prior written notice to the other Party or Parties, if the Closing shall not have occurred for any reason on or prior to the Outside Date; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any Party whose failure to perform any of its obligations under this Agreement required to be performed by it at or prior to the Closing has been the cause of, or resulted in, the failure of the Closing to occur;

(c)     by BCC, upon written notice to Trupet and the Trupet Managers, if (i) any of the conditions set forth in Section 6.3 shall have become incapable of fulfillment and shall not have been waived by BCC, (ii) Trupet or any Significant Trupet Member fails to perform in any material respect any of its covenants or agreements contained in this Agreement required to be performed by it on or prior to the Closing, and, within ten (10) Business Days after written notice of such breach to Trupet or the applicable Significant Trupet Member, such breach shall not have been cured by Trupet or the applicable Significant Trupet Member or waived by BCC, or (iii) Trupet or a Significant Trupet Member shall breach any of its representations or warranties hereunder such that the conditions set forth in Section 6.3 would not be satisfied if such conditions were required to be satisfied on the date of the breach, and, within ten (10) Business Days after written notice of such breach to Trupet or such Significant Trupet Member, Trupet or such Significant Trupet Member shall continue to be in breach of such representation or warranty; provided, however, this Agreement may not be terminated by BCC pursuant to this Section 7.1(c) if BCC is then in breach of any representation, warranty, covenant or agreement set forth in this Agreement such that BCC is not then capable of satisfying the conditions set forth in Section 6.4;

(d)     by Trupet, upon written notice to BCC, if (i) any of the conditions set forth in Section 6.4 shall have become incapable of fulfillment and shall not have been waived by Trupet, (ii) BCC fails to perform in any material respect any of the covenants or agreements contained in this Agreement required to be performed by it on or prior to the Closing, and, within ten (10) Business Days after written notice of such breach to BCC, such breach shall not have been cured or waived by Trupet, or (iii) BCC shall breach any of its representations or warranties hereunder such that the conditions set forth in Section 6.4 would not be satisfied if such conditions were required to be satisfied on the date of the breach, and, within 10 Business Days after written notice of such breach to BCC, BCC shall continue to be in breach of such representation or warranty; provided, however, this Agreement may not be terminated by Trupet pursuant to this Section 7.1(d) if Trupet or any Significant Trupet Member is then in breach of any representation, warranty, covenant or agreement set forth in this Agreement such that Trupet is not then capable of satisfying the conditions set forth in Section 6.3;

(e)     by BCC upon written notice to Trupet if any update or substitution made or provided to Section 3.1(bb) would have a Material Adverse Effect on Trupet, provided such notice is received within 30 days after receipt thereof;

(f)     by Trupet upon written notice to BCC if any update or substitution made or provided pursuant to Section 4.1(bb) would have a Material Adverse Effect on BCC, provided such notice is received within 30 days after receipt thereof;

(g)     by Lori Taylor, at her sole discretion, notwithstanding anything in this Agreement to the contrary, upon written notice to BCC if (i) the Employment Agreements provided for in Section 5.3 are not entered into through no fault of the Trupet Executives; (ii) the Stockholder Agreement provided for in Section 5.3 is not entered into by the Parties through no fault of Trupet or the Trupet Members; or (iii) the Financing or terms thereof are not to her overall satisfaction; or

(h)     by either BCC or Trupet, by prior written notice to the other Party or Parties, within 10 days after receipt of the other Party’s Disclosure Schedules.

7.2     Procedure and Effect of Termination. In the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby pursuant to Section 7.1, written notice thereof shall be given by the Party so terminating to the other Parties to this Agreement, and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by the Parties. If this Agreement is terminated pursuant to Section 7.1 hereof:

(a)     this Agreement shall become null and void and of no further force or effect, except that the obligations provided for in this Article VII, Article VIII and Article IX hereof shall survive any such termination of this Agreement; and

(b)     except as otherwise set forth herein, such termination shall be without liability of any Party to any other Party; provided, however, that if the transactions contemplated hereby fail to close as a result of any breach or violation of any representations, warranties, covenants or agreements contained in this Agreement by any Party, such Party shall be fully liable for any and all Damages incurred or suffered by the other Parties as a result of any such breach or violation, including equitable remedies as provided in Section, 9.15, so long as such other Parties are not then themselves in breach in any material respect of their respective obligations under this Agreement.

7.3     Breakup Fee. Provided BCC is not in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, in the event: (i) this Agreement is terminated pursuant to Section 7.1(g); (ii) Trupet consummates a Change of Control Transaction within 12 months of the date this Agreement is terminated; and (iii) the value of such Change of Control Transaction shall be greater than or equal to the value of the BCC Equity Consideration or is otherwise a superior transaction for the Trupet Members from a financial point of view, then, upon written demand from BCC, Trupet shall, within seven days of Trupet’s receipt of such written demand, pay to BCC an amount equal to $400,000.

ARTICLE VIII

SURVIVAL

8.1     Survival. The representations and warranties in this Agreement or in any certificate, schedule, instrument or other document delivered pursuant to this Agreement shall survive the Closing consistent with the indemnification provisions set forth in Section 5.7 hereof.

ARTICLE IX

MISCELLANEOUS

9.1     Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of each Party at any time prior to the Closing Date.

9.2     Waiver of Compliance; Consents. Any failure of BCC, Trupet or a Trupet Member to comply with any obligation, covenant, agreement or condition herein may be waived only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any Party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.2.

9.3     Trupet Waiver, Consent, Approval. Any time in this Agreement where reference is made to a Trupet waiver, consent, approval, agreement, notice of termination or similar action, only Lori Taylor may provide, or refuse to provide, in her sole discretion, such waiver, consent, approval, agreement, notice of termination or similar action, which shall be binding on Trupet and all Trupet Members.

9.4     Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted next business day delivery, or by email followed by overnight next business day delivery as follows:

to BCC:	81 Prospect Street Brooklyn, NY 11201 Attention: David Lelong David@sportendurancehq.com

with a copy to:	Nason, Yeager, Gerson, Harris & Fumero, P.A. 3001 PGA Boulevard, Suite 305 Palm Beach Gardens, Florida 33410 Attention: Michael D. Harris, Esq. Email: mharris@nasonyeager.com

to Trupet:	4025 Tampa Rd Suite 1117 Oldsmar, FL 34667 Attention: Lori Taylor lori@revmediamarketing.com

with a copy to:	Stradling 660 Newport Center Drive Newport Beach, CA 92660 Attention: C. Craig Carlson, Esq. ccarlson@sycr.com

to Trupet Members:	As reflected on the signature pages.

or to such other address as any of them, by notice to the other may designate from time to time. Time shall be counted to, or from, as the case may be, the date of delivery.

9.5     Assignment; Third Party Beneficiaries. Neither this Agreement nor any right, interest or obligation hereunder shall be assigned by any of the Parties hereto without the prior written consent of the other Parties. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or remedies upon any Person other than the Parties hereto.

9.6     Governing Law. This Agreement and all Actions arising out of or in connection with this Agreement, including any Actions alleging any Party committed any tort, shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the conflicts of law provisions of the State of Delaware or of any other jurisdiction.

9.7     Exclusive Jurisdiction. Any action brought by either Party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state or federal courts of New York and venue shall be in the County of New York. The Parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

9.8     Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including by means of electronic delivery), it being understood that the Parties need not sign the same counterpart. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

9.9     Severability. In case any one or more of the provisions contained in this Agreement should be finally determined to be invalid, illegal or unenforceable in any respect against a Party hereto, it shall be adjusted if possible to effect the intent of the Parties. In any event, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability shall only apply as to such Party in the specific jurisdiction where such final determination shall have been made.

9.10     Titles. The Article and Section headings contained in this Agreement are solely for the purpose of reference and shall not in any way affect the meaning or interpretation of this Agreement.

9.11     Entire Agreement. This Agreement and the Disclosure Schedules, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no representations, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein and therein.

9.12     Rules of Construction. Each Party to this Agreement has been represented by counsel during the preparation and execution of this Agreement, and therefore waives any rule of construction that would construe ambiguities against the Party drafting the Agreement.

9.13     Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.14     Expenses. Except as otherwise provided in this Agreement, all Parties hereto shall pay their own expenses, including legal and accounting fees, in connection with the transactions contemplated herein.

9.15     Interpretation. This Agreement shall be read and construed in the English language. As used in this Agreement, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and singular shall include the plural. References herein to a Party or other Person include their respective successors and permitted assigns. The words “include,” “includes” and “including” when used herein shall be deemed to be followed by the phrase “without limitation” unless such phrase otherwise appears. Unless the context otherwise requires, references herein to articles, sections, schedules, and exhibits shall be deemed references to articles and sections of, and schedules and exhibits to, this Agreement. Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular article, section or provision hereof. Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or.” Any deadline or time period set forth in this Agreement that by its terms ends on a day that is not a Business Day shall be automatically extended to the next succeeding Business Day. All references in this Agreement to “dollars” or “$” shall mean United States Dollars. With regard to each and every term and condition of this Agreement, the Parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the Parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which Party actually prepared, drafted or requested any term or condition of this Agreement.

9.16     Equitable Remedies. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the specific terms hereof or were otherwise breached. It is accordingly agreed that, in addition to the other rights of the Parties under this Agreement, the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of Delaware (as to which the Parties agree to submit to jurisdiction for the purpose of such action), this being in addition to any other remedy to which the Parties are entitled under this Agreement.

9.17     Enforcement Costs. Should any Party institute any Action to enforce the terms of this Agreement, the prevailing Party shall be entitled to receive all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by such prevailing Party in connection with such Proceeding. A Party entitled to recover costs and expenses under this Section 9.17 shall also be entitled to recover all costs and expenses (including reasonable attorneys’ fees) incurred in the enforcement of any judgment or settlement obtained in such action or proceeding provision (and in any such judgment provision shall be made for the recovery of such post-judgment costs and expenses). For the purposes of determining who is a prevailing Party, if a plaintiff is awarded relief on any claim or cause of action, it shall be deemed to be a prevailing Party, except as provided in the next sentence. If a plaintiff is awarded relief on any claim or cause of action but a counterclaim plaintiff or crossclaim plaintiff is also awarded relief on a claim or cause of action, no Party shall be deemed to be a prevailing Party.

[Signature Page Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective duly authorized officers as of the date set forth on page one.

BCC:

By: /s/ Mike Young________________________

Name: Mike Young

Title: Chairman

TRUPET:

By: /s/ Lori Taylor

Name: Lori Taylor

Title: CEO

[Signature Page to Securities Exchange Agreement]

J&L HOLDINGS: By: /s/ John Word III Name: John Word III Title: Partner	DAVID VOZICK: By: /s/ Lori Taylor Name: Lori Taylor Title: Attorney-in-Fact
0828397 BC LTD.: By: /s/ Lori Taylor Name: Lori Taylor Title: Attorney-in-Fact	NATE BACHMAN: By: /s/ Lori Taylor Name: Lori Taylor Title: Attorney-in-Fact
TP MEMBER, LLC (CARNIVORE): By: /s/ Lori Taylor Name: Lori Taylor Title: Attorney-in-Fact	ANTHONY SANTARSIERO: By: /s/ Lori Taylor Name: Lori Taylor Title: Attorney-in-Fact
CAMBRIDGE SPG IRA FUND L.P.: By: /s/ Filipp Chebotarev Name: Filipp Chebotarev Title: Managing Member	EVERPLUS F&B FUND LLC: By: /s/ Xuesong Yu Name: Xuesong Yu Title: Manager
CSPG TP HOLDINGS LLC: By: /s/ Filipp Chebotarev Name: Filipp Chebotarev Title: Managing Member	GUSTAVO GONZALEZ: By: /s/ Lori Taylor Name: Lori Taylor Title: Attorney-in-Fact
MICHELLE RUBLE: By: /s/ Lori Taylor Name: Lori Taylor Title: Attorney-in-Fact	WILL MULLIS: By: /s/ Lori Taylor Name: Lori Taylor Title: Attorney-in-Fact

[Signature Page to Securities Exchange Agreement]